UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.    )

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Eastern Bankshares, Inc.
(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 4, 2022

Dear Shareholder:
I am pleased to invite you to attend the 2022 Annual Meeting of Shareholders of Eastern Bankshares, Inc. The meeting will be held on Monday, May 16, 2022 at 12:00 p.m. Eastern Time online via the Internet and at our corporate offices located at 265 Franklin Street, Boston, Massachusetts 02110. Details regarding the business to be conducted at the meeting are described in the enclosed notice of the meeting and proxy statement.

Shareholders will receive a notice describing how to access our proxy materials over the Internet, how to register to attend the meeting virtually, and how to request to receive a paper copy of the proxy materials by mail. Our proxy materials include this proxy statement and our 2021 annual report to shareholders, containing our audited financial statements and information about our business.

Your vote is very important. You can ensure your shares of our common stock are voted at the meeting by submitting your instructions by telephone, the Internet, or in writing by returning your proxy card or voting form. We encourage you to consider registering for and attending our 2022 Annual Meeting of Shareholders virtually through the Internet.
Thank you for your support and continued interest in Eastern Bankshares, Inc.
Sincerely,

ROBERT F. RIVERS
Chair of the Board of Directors and
Chief Executive Officer

April 4, 2022

To Shareholders of
Eastern Bankshares, Inc.

NOTICE OF ANNUAL MEETING

The 2022 Annual Meeting of Shareholders of Eastern Bankshares, Inc. will be held on Monday, May 16, 2022 at 12:00 p.m. Eastern Time online via the Internet and at our corporate office located at 265 Franklin Street, Boston, Massachusetts 02110. The purpose of the meeting is to consider and take action upon the following matters:
1.to elect four directors for a three-year term expiring in 2025;
2.to approve an amendment to the Company’s Amended and Restated Articles of Organization that would declassify the Board of Directors over a five-year period, such that it would be fully declassified, with all directors standing for annual election, at the Company’s 2027 Annual Meeting of Shareholders;
3.to hold an advisory vote on executive compensation;
4.to ratify the appointment of Ernst & Young LLP by the Audit Committee of our Board of Directors as our company’s independent registered public accounting firm for the 2022 fiscal year; and
5.to vote on such other business as may properly be brought before the meeting and any adjournment of the meeting.

The record date for the determination of the shareholders entitled to receive notice of and to vote at the Annual Meeting is Friday, March 11, 2022. Our stock transfer books will remain open.
Our Bylaws require that the holders of a majority of the shares of our common stock, issued and outstanding and entitled to vote at the meeting, be present online or in person, or represented by proxy at the meeting in order to constitute a quorum for the transaction of business. Accordingly, it is important that your shares be represented at the meeting regardless of the number of shares you may hold. Please ensure that your shares of our common stock are present and voted at the meeting by submitting your instructions by telephone, the Internet, or in writing by completing, signing, dating and returning your proxy card or voting form. If you choose to attend the 2022 Annual Meeting virtually, you may also vote your shares through the Internet during the meeting. If you choose to attend the 2022 Annual Meeting in person, please be advised that in person seating may be limited due to social distancing requirements and masks may be required. You may obtain directions to the location of the 2022 Annual Meeting by contacting us at annualmeeting@easternbank.com.
You are entitled to participate in the 2022 Annual Meeting if you were a shareholder at the close of business on Friday, March 11, 2022, the record date, or hold a legal proxy for the meeting provided by your bank, broker or nominee as of such record date.
•To register to attend the 2022 Annual Meeting online via the Internet or in person, visit www.proxydocs.com/EBC and enter your control number. Registrants who choose to participate virtually will be provided a link to the virtual meeting on the day of the meeting.
•To vote your shares virtually in advance of or at the 2022 Annual Meeting , visit www.proxypush.com/EBC and enter your control number.
Your control number can be found on your proxy card, vote authorization form or the Notice of Internet Availability of Proxy Materials.
If you join the 2022 Annual Meeting virtually, you can submit questions in writing during the meeting through the Q&A tab on the virtual platform. We intend to answer as many questions that pertain to company matters as time allows during the meeting. Questions that are substantially similar may be grouped or not answered to ensure we are able to address as many topics as possible.
A complete list of registered shareholders will be made available to shareholders of record at the meeting and in accordance with our Bylaws by emailing annualmeeting@easternbank.com.
This notice, the proxy and proxy statement are sent to you by order of our Board of Directors on behalf of the company.

KATHLEEN C. HENRY
Executive Vice President, General Counsel and
Corporate Secretary

PROXY STATEMENT

We are furnishing this proxy statement (the “Proxy Statement”) in connection with the solicitation of proxies by the Board of Directors (which we sometimes refer to as the “Board”) of Eastern Bankshares, Inc. (which we may also refer to as “we,” “us,” or the “Company” throughout this Proxy Statement; Eastern Bank is sometimes referred to herein as the “Bank,” and Eastern Bankshares, Inc. and Eastern Bank are sometimes collectively referred to herein as “Eastern”) for use at our 2022 annual meeting of shareholders (“Annual Meeting” or the “Meeting”) to be held on Monday, May 16, 2022 at 12:00 p.m. online via the Internet and at our corporate office located at 265 Franklin Street, Boston, MA 02110, and at any adjournment of that meeting. The mailing address of our executive office is 265 Franklin Street, Boston, MA 02110. The Notice of Annual Meeting, this Proxy Statement and the enclosed proxy are being first furnished to our shareholders on or about April 4, 2022.

INTERNET AVAILABILITY OF PROXY MATERIALS

Our proxy materials are available over the Internet. You will receive a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 4, 2022 to comply with the 40-day requirement pursuant to Rule 14a-16(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The Notice contains instructions on how to access our proxy materials, including our Proxy Statement in connection with the Annual Meeting, and submit your proxy or vote authorization form. The Notice also provides information on how to request paper copies of our proxy materials if you prefer. If you have previously requested a paper copy of the proxy materials, you will receive a paper copy of our proxy materials by mail. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials electronically unless you elect otherwise. If you receive more than one Notice, it means that your shares are registered in more than one name or are registered in different accounts. In order to vote the shares you own, you must vote pursuant to the instructions on each Notice.

VOTING PROCEDURES
Purpose of Annual Meeting
Shareholders entitled to vote at the Annual Meeting will consider and act upon the matters outlined in the notice of meeting accompanying this Proxy Statement, including the election of four individuals to our Board of Directors, each to be elected for a three-year term expiring in 2025 (Proposal 1); the approval of an amendment (“Charter Amendment”) to our Amended and Restated Articles of Organization ("Charter”) that would declassify the Board of Directors over a five-year period, such that it would be fully declassified, with all directors standing for annual election at the Company’s 2027 Annual Meeting of Shareholders (Proposal 2); approval, by non-binding advisory vote, of the compensation of our named executive officers (“NEOs”) (Proposal 3); and ratification of the appointment by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the 2022 fiscal year (Proposal 4).
Voting Securities and Record Date
Only shareholders of record at the close of business on Friday, March 11, 2022 (“Record Date”), are entitled to vote at the meeting or any adjournment of the Meeting. Our outstanding capital stock entitled to vote at the meeting as of Friday, March 11, 2022, consisted of 183,929,799 shares of our common stock, $0.01 par value per share. Each holder of record of our common stock on the Record Date is entitled to one vote per share of common stock held, except that, as provided in our Charter and under applicable law, if anyone owns more than 10% of our common stock without prior approval of the Federal Reserve Board and the Massachusetts Commissioner of Banks, shares in excess of 10% will not be counted as shares entitled to vote.

    In accordance with our amended and restated bylaws (“Bylaws”) a list of shareholders of record as of the Record Date (“Shareholder List”) will be available for inspection by any shareholder, beginning two business days after notice is given of the Meeting and continuing through the Annual Meeting. The Shareholder List may be accessed during the Annual Meeting through the virtual meeting platform. In addition, you may contact our Corporate Secretary by submitting an email to annualmeeting@easternbank.com and requesting a time to view the Shareholder List virtually, for any purpose germane to the Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m., local time, on any business day from Wednesday, April 6, 2022 up to the time of the Annual Meeting.
The Bylaws have not been amended since the completion of our initial public offering (“IPO”).

Quorum
The holders of a majority of the shares of our common stock that are issued and outstanding and entitled to vote at the Annual Meeting constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained. For purposes of determining the presence or absence of a quorum, abstentions and broker non-votes will be counted as present. A “broker non-vote” is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner on a particular matter with respect to which the broker or other nominee does not have discretionary voting power. Brokers have the discretion to vote their clients’ proxies only on routine matters.
Attending the Annual Meeting
We invite all shareholders as of the Record Date to attend the Annual Meeting, which will be held online and at our corporate headquarters located at 265 Franklin Street, Boston, Massachusetts 02110. Given the ongoing COVID-19 pandemic, and to ensure the safety of our employees, directors and shareholders, we encourage our shareholders as of the Record Date to register to attend the Annual Meeting virtually.

Virtual Meeting Registration and Attendance Process
•To attend the Annual Meeting virtually, you must first register at www.proxydocs.com/EBC.

•On this registration website, you will be asked to enter your name, email address and the unique Control Number found on the proxy materials you received.

•A link to the Annual Meeting will be emailed to you on the day of the Annual Meeting.

There will be limited seating available to those shareholders of record who choose to attend the Annual Meeting in person. If you choose to attend the Annual Meeting in person, we ask that you register for the meeting at www.proxydocs.com/EBC or mark your attendance preference of the proxy card that you return by mail. Please be advised that seating may be limited due to social distancing requirements and masks may be required.
If you are a record holder of our common stock, which means that your shares are represented by ledger entries in your own name, directly registered with our transfer agent Continental Stock Transfer & Trust Company, please bring valid picture identification with you to the Annual Meeting to allow us to verify your ownership as of the Record Date. If your shares are held in “street name,” which means that the shares are held for your benefit in the name of a broker, bank or other intermediary, please also bring a brokerage account statement or letter from your broker, bank or other intermediary reflecting stock ownership as of the Record Date in order to be admitted to the Annual Meeting. Please note that if you hold your common stock in street name, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker giving you the right to vote the shares at the Annual Meeting. If you own an interest in our common stock through the Company's Employee Stock Ownership Plan or 401(k) Plan, you may register to attend, but may not vote at, the Annual Meeting.
Even if you plan to attend the Annual Meeting virtually or in person, we encourage you to vote in advance by Internet, telephone, or mail so that your vote will be counted in the event that you later decide not to attend the Annual Meeting.
Manner of Voting
Each share of common stock you hold is entitled to one vote for or against a proposal. Shares entitled to be voted at the Annual Meeting can only be voted if the shareholder of record of such shares is present at the Annual Meeting (either in-person or virtually), returns a signed proxy card, or authorizes proxies to vote his or her shares by telephone or over the Internet. Shares represented by valid proxy will be voted in accordance with your instructions. If you choose to vote your shares by telephone or over the Internet, you may do so until the dates and times set forth below, by following the instructions on the proxy card or the Notice.

Shareholders of Record
If you are a shareholder of record of our common stock as of the Record Date, you may vote in one of the following ways:

By Internet	by following the Internet voting instructions included in the proxy card and Notice until the close of polls at the Annual Meeting.
By Telephone	by following the telephone voting instructions included in the proxy card and Notice at any time until the close of polls at the Annual Meeting.
By Mail
by marking, dating and signing your printed proxy card (if requested and received by mail) in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials for receipt prior to the Annual Meeting.

In-person at the Annual Meeting	by voting by ballot at the Annual Meeting.
You may revoke your proxy at any time before the shares are voted at the Annual Meeting by entering new voting instructions by telephone or over the Internet until the close of polls at the Annual Meeting, by written notice received by our Corporate Secretary before the Annual Meeting, by executing and returning a new proxy bearing a later date or by voting at the Meeting. Attendance at the Annual Meeting without voting by ballot will not revoke a previously submitted proxy.
You may specify your choices by marking the appropriate box on the proxy card. If your proxy card is signed and returned without specifying choices, your shares will be voted in accordance with the recommendation of our Board of Directors and as the individuals named as proxy holders on the proxy card deem advisable on all other matters that may properly come before the Annual Meeting. The Board of Directors recommends that you vote for the listed nominees for director, for the approval of the Charter Amendment, for the approval of an advisory vote on compensation paid to our NEOs, and for ratification of the appointment by the Audit Committee of our Board of Directors of our independent registered public accounting firm for the 2022 fiscal year.
Shareholders in “Street Name”

If your shares are held in “street name” through a broker, bank or other intermediary, your broker, bank or other intermediary should give you instructions for voting your shares. In these cases, you may vote by internet, telephone or mail, as instructed by your broker, bank or other intermediary.

If you hold your shares in “street name,” generally the broker or other representative may only vote the shares that it holds for you in accordance with your instructions. However, if the broker or other representative has not timely received your instructions, it may vote on certain matters for which it has discretionary voting authority. Brokers have the discretion to vote their clients’ proxies only on routine matters.
At our Annual Meeting, only the ratification of the appointment of our auditors is a routine matter. The vote on election of directors, the vote to approve the Charter Amendment, and the advisory vote on executive compensation are non-discretionary voting matters and therefore your broker will not be able to vote on any of these matters without receiving your instructions. Your broker or other representative will generally provide detailed voting instructions with your proxy materials. These instructions may include information on whether your shares can be voted by telephone or over the Internet and the manner in which you may revoke your votes. You should reach out to your broker, bank or other intermediary if you have not received such instructions or have questions.
Participants in the Company's 401(k) Plan or ESOP
If you are a participant in the Company's Employee Stock Ownership Plan (“ESOP”) or 401(k) Plan, you will receive a Notice by e-mail, unless you otherwise requested to receive the Notice by mail. Under the terms of these plans, the trustee or administrator votes all shares held by the plan, but each participant may direct the trustee or administrator how to vote the shares of our common stock allocated to his or her plan account. Using the Control Number received on your Notice, follow the instructions above (for “Shareholders of Record”) to provide your voting instructions to the applicable plan trustee or administrator by Internet or telephone. If you own shares through any of these plans and you do not provide your voting instructions by 11:59 p.m., Eastern Time, on Wednesday, May 11, 2022, the respective plan trustees or administrators will vote your shares in accordance with the terms of the respective plans. Please note that plan participants must provide voting instructions by the specified deadline (May 11), which is earlier than the voting deadline for shareholders of record (who may vote through the closing of the polls at the Annual Meeting). In addition, due to the earlier voting deadline for plan participants, you cannot provide your voting instructions at the Annual Meeting (either virtually or in-person). However, you may still register for and attend the Annual Meeting and ask questions.

Even if you plan to attend the Annual Meeting virtually or in-person, we encourage you to vote in advance by Internet, telephone, or mail so that your vote will be counted in the event that you later decide not to attend the Annual Meeting.

Vote Required
Assuming a quorum is present at the Annual Meeting, the vote required to adopt each of the proposals is as follows:
•Election of Directors (Proposal 1). The election of directors is determined by a majority of the votes cast in person or by proxy by the shareholders entitled to vote on the election of directors in an uncontested election. Under our Bylaws, a nominee will be elected to the Board of Directors if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election. Abstentions and broker non-votes are not counted as votes “for” or “against” a nominee and will have no effect upon the outcome of the vote on the election of directors.
•All Other Matters: Approval of the Charter Amendment (Proposal 2); Advisory Vote on Executive Compensation (Proposal 3); and Ratification of the Appointment by the Audit Committee of our Board of Directors of Our Independent Registered Public Accounting Firm (Proposal 4). All other matters are determined by a majority of the votes cast by the holders of the shares present or represented by proxy at the Annual Meeting and voting on each matter. Under our Bylaws, abstentions and broker non-votes will have no effect on the determination of whether shareholders have approved these proposals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of shares of our common stock as of Friday, March 11, 2022, with respect to:

•those persons we know to beneficially own more than 5% of the outstanding shares of our common stock based on our review of filings made with the Securities and Exchange Commission (“SEC”);
•each of our NEOs and directors; and
•all of our directors and executive officers as a group.

Unless otherwise indicated, the address of any person or entity listed is c/o Eastern Bankshares, Inc., 265 Franklin Street, Boston, Massachusetts 02110. The applicable percentage of beneficial ownership is based on 183,929,799 shares of our common stock outstanding as of March 11, 2022.

Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated, we believe, based on information furnished by such persons, that each person listed below has sole voting and investment power with respect to the shares of Company common stock shown as beneficially owned. Securities that may be beneficially acquired within 60 days of Friday, March 11, 2022 are deemed to be beneficially owned by the person holding such securities for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person.

Name of Beneficial Owner	Directly or Indirectly Held (#)(1)(2)	Right to Acquire (#)(3)	Total Amount and Nature of Beneficial Ownership of Common Stock (#)	Percentage of Common Stock (%)
The Vanguard Group (4)	15,616,064		15,889,055	8.64%
Principal Trust Company (5)	14,936,757		14,940,652	8.12%
BlackRock, Inc. (6)	11,901,449		11,466,094	6.23%
Richard C. Bane (7)	182,096	-	182,096	*
Luis A. Borgen (8)	162,096	-	162,096	*
Joseph T. Chung (9)(12)	112,096	-	112,096	*
Paul M. Connolly(10)	74,596	-	74,596	*
Bari A. Harlam (11)(12)	74,596	-	74,596	*
Diane S. Hessan (13)	104,096	-	104,096	*
Richard E. Holbrook (14)	258,596	-	258,596	*
Deborah C. Jackson (12)(15)	94,596	-	94,596	*
Peter K. Markell (16)	162,096	-	162,096	*
Robert F. Rivers (12)(17)	200,969	-	200,969	*
Greg A. Shell (12)(18)	234,596	-	234,596	*
Paul D. Spiess (19)	162,096	-	162,096	*
Quincy L. Miller (20)	85,489	-	85,489	*
James B. Fitzgerald (21)	151,235	-	151,235	*
Jan A. Miller (22)	101,213	-	102,077	*
John F. Koegel (22)	50,260	-	51,124	*
All Directors and Executive Officers as a group (24 persons) (23)	2,495,973	-	2,495,973	1.36%
* Less than 1%

(1)The number of shares beneficially owned by each shareholder is determined under the rules of the SEC, and the information provided is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated, as determined under such rules, each shareholder has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares reported in this table. The inclusion of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.
(2)For executive officers, shares directly or indirectly held includes shares held by the Company's ESOP, including in the amounts of 969 shares for each of our NEOs. Fractional shares have been rounded down.
(3)Consists of shares of the Company's common stock which the named individual or group has the right to acquire within 60 days of Friday, March 11, 2022.
(4)The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The information about The Vanguard Group is based on its Schedule 13G/A filed with the SEC on February 9, 2022, and is as of December 31, 2021.
(5)The address of Principal Trust Company is 1013 Centre Road Ste 300, Wilmington DE 19805-1265. The ESOP is subject to the Employee Retirement Income Security Act of 1974 (“ERISA”). Delaware Charter Guarantee & Trust Company dba Principal Trust Company acts as the Directed Trustee (“Trustee”) of the ESOP (“Trust”). As of December 31, 2021, the Trust held 14,936,757 shares of the Issuer's common stock. The securities reported include all shares held of record by the Trustee. The Trustee follows the directions of the investment fiduciary named in the ESOP, or other parties designated in the ESOP’s trust agreement with respect to voting and disposition of shares. The Trustee, however, is subject to certain fiduciary duties under ERISA as limited in the trust agreement. The Trustee disclaims beneficial ownership of the shares of common stock that are the subject of this Schedule 13G/A filed with the SEC by Principal Trust Company on February 10, 2022, which is as of December 31, 2021.
(6)The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. BlackRock, Inc. filed as the parent holding company of  BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock (Netherlands) B.V.; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Investment Management (Australia) Limited; BlackRock Fund Advisors; and BlackRock Fund Managers Ltd. The information about BlackRock, Inc. is based on its Schedule 13G/A filed with the SEC on February 3, 2022, and is as of December 31, 2021.
(7)Consists of (i) 120,000 shares held directly and (ii) 62,096 shares of restricted stock that vest in equal annual installments over a period of five years from November 30, 2021, the date of grant.
(8)Consists of (i) 53,730 shares held directly; (ii) 46,270 shares held in an individual retirement account (“IRA”) and (iii) 62,096 shares of restricted stock that vest in equal annual installments over a period of five years from November 30, 2021, the date of grant.
(9)Consists of (i) 50,000 shares held directly and (ii) 62,096 shares of restricted stock that vest in equal annual installments over a period of five years from November 30, 2021, the date of grant.
(10)Consists of (i) 12,500 shares held directly and (ii) 62,096 shares of restricted stock that vest in equal annual installments over a period of five years from November 30, 2021, the date of grant.
(11)Consists of (i) 12,500 shares held directly in joint tenancy with spouse and (ii) 62,096 shares of restricted stock that vest in equal annual installments over a period of five years from November 30, 2021, the date of grant.
(12)Excludes 6,970,326 shares of Company common stock beneficially owned by the Eastern Bank Foundation (“Foundation”) as of March 11, 2022, as to which the director shares investment power as a trustee of the Foundation. The Company donated such shares in connection with its IPO. The Foundation is a charitable trust under Massachusetts law. It is organized exclusively for charitable purposes and its trust instrument provides that no part of the Foundation's net earnings will inure to the benefit of or be payable to any private shareholder or individual. As required by Federal Reserve Board regulations, all shares of Company common stock held by the Foundation must be voted in the same ratio as all other shares of the Company common stock on all proposals considered by the Company's shareholders.
(13)Consists of (i) 40,0000 shares held directly; (ii) 62,096 shares of restricted stock that vest in equal annual installments over a period of five years from November 30, 2021, the date of grant; and (iii) 2,000 shares held by Crimson Seed Capital, LLC, which is controlled by Ms. Hessan's spouse and of which Ms. Hessan disclaims beneficial ownership except to the extent of any pecuniary interest therein.
(14)Consists of (i) 196,500 shares held directly in joint tenancy with spouse and (ii) 62,096 shares of restricted stock that vest in equal annual installments over a period of five years from November 30, 2021, the date of grant.
(15)Consists of (i) 13,500 shares held directly; (ii) 19,000 shares held in an IRA; and (ii) 62,096 shares of restricted stock that vest in equal annual installments over a period of five years from November 30, 2021, the date of grant.
(16)Consists of (i) 100,000 shares held directly and (ii) 62,096 shares of restricted stock that vest in equal annual installments over a period of five years from November 30, 2021, the date of grant.
(17)Consists of (i) 200,000 shares held in joint tenancy with spouse and (ii) 969 shares held by the Company's ESOP.

(18)Consists of (i) 172,500 shares held directly and (ii) 62,096 shares of restricted stock that vest in equal annual installments over a period of five years from November 30, 2021, the date of grant.
(19)Consists of (i) 50,000 shares held directly; (ii) 62,096 shares of restricted stock that vest in equal annual installments over a period of five years from November 30, 2021, the date of grant; and (iii) 50,000 shares held by spouse.
(20)Consists of (i) 83,240 shares held through IRAs, (ii) 1,280 shares held by spouse's IRA, and (iii) 969 shares held by the Company's ESOP.
(21)Consists of (i) 18,035 shares held in Mr. Fitzgerald's 401(k) Plan account, (ii)132,231 shares held in joint tenancy with spouse, and (iii) 969 shares held by the Company's ESOP.
(22)Messrs. J. Miller and Koegel retired as executive officers of the Company on December 31, 2021. These amounts reflect their respective beneficial ownership of the Company’s securities as of such date.
(23)Includes (i) 1,296,891 shares held directly or indirectly with spouse or as custodian for the benefit of a family member, (ii) 683,056 shares of restricted stock that vest in equal annual installments over a period of five years from November 30, 2021, the date of grant, (iii) 188,510 shares held in IRAs, (iv) 313,950 shares held in 401(k) Plan accounts, and (v) 13,566 shares held by the Company's ESOP. Dividends paid on shares held by participants in 401(k) Plan and ESOP accounts are automatically reinvested to acquire additional shares of Company stock. Shares forfeited by ESOP participants are reallocated to remaining participants based on eligible compensation, in the same manner that shares are allocated for such year.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our securities. Based solely upon a review of these filings, all Section 16(a) filing requirements applicable to such persons were complied with during 2021 on a timely basis.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board of Directors is divided into three classes of directors serving staggered three-year terms, with each class being as equal in number as possible. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for their class expires. We have four directors who are standing for election at the Annual Meeting. If re-elected, each director nominee would hold office until our annual meeting of shareholders in 2025 and thereafter until his or her respective successor has been elected.

Based on the recommendation of our Nominating and Governance Committee of our Board of Directors, our Board of Directors has nominated Richard E. Holbrook, Deborah C. Jackson, Peter K. Markell and Greg A. Shell for election as directors for the three-year term expiring at the 2025 annual meeting of shareholders. Messrs. Holbrook, Markell and Shell and Ms. Jackson are each currently a member of our Board of Directors. If any nominee becomes unable to serve as a director, the proxy holders may vote the proxy for the election of a substitute nominee to be designated by our Board of Directors. We do not expect that any nominee will be unable to serve. Directors serve until the expiration of their terms and until their successors have been elected and qualified or until their earlier retirement or their resignation, death or removal in accordance with our Bylaws.

Recommendation

As described below, each of our nominees has considerable professional and business expertise. Our Board of Directors recommends a vote “FOR” each nominee based on its carefully considered judgment that the experience, qualifications, attributes and skills of each nominee qualify him or her to serve on our Board of Directors and its belief that the election of Messrs. Holbrook, Markell and Shell and Ms. Jackson as directors is in the best interests of our Company.
Information regarding the names, ages, principal occupations and employment during the past five years of each of our directors is provided below. We have also included information about each director’s specific experience, qualifications, attributes or skills that led the Board of Directors to conclude that he or she should serve as a director. Unless we have specifically noted below, no corporation or organization referred to below is a subsidiary or affiliate of the Company. There are no family relationships among any of our directors and executive officers. Information on the stock ownership of our directors is provided in this Proxy Statement under the heading “Security Ownership of Certain Beneficial Owners and Management”. Information regarding the compensation of our directors is provided in this Proxy Statement under the heading “Director Compensation.”

Nominees for Class II Directors for the Three-Year Term That Will Expire in 2025

Richard E. Holbrook	Experience
Age 70	Richard E. Holbrook currently serves as director and Chair Emeritus of Eastern Bank. Mr. Holbrook retired as Chair and Chief Executive Officer of Eastern Bank in 2016, having served in those roles since 2007. He also served as a trustee of its predecessor holding company, Eastern Bank Corporation, since 2001. Mr. Holbrook joined Eastern Bank in 1996 as Chief Financial Officer and Executive Vice President and was named President and Chief Operating Officer of Eastern Bank and Eastern Bank Corporation in 2001. He has more than 30 years of banking experience as a commercial lender, trust officer and planning and financial manager. During his leadership at Eastern, Mr. Holbrook served as the Federal Advisor Council representative for the First Federal Reserve District, meeting quarterly to discuss business and financial conditions with the Federal Reserve Board of Governors in Washington, D.C. Mr. Holbrook also served on the Board of Directors of the Federal Reserve Bank of Boston, and on the executive committee of the Boston Chamber of Commerce. He is also the former chair of the Massachusetts Bankers Association. He received his undergraduate degree from Yale University and his MBA from Harvard Business School.

Qualifications
We believe Mr. Holbrook’s experience working in the banking industry, particularly his decades of past experience as a member of our executive management team, qualifies him to serve on our Board of Directors.

Deborah C. Jackson	Experience
Age 70	Deborah C. Jackson, the Lead Director of Eastern Bank, has served as a director of Eastern Bank since 2000 and as a trustee of its predecessor holding company, Eastern Bank Corporation, since 2001. She serves as the President of Cambridge College in Cambridge Massachusetts, a position she has held since 2011. Prior to that, Ms. Jackson served for nearly a decade as chief executive officer of the American Red Cross of Eastern Massachusetts, one of the nation's largest Red Cross units. Prior to that, she served as Vice President of the Boston Foundation where she managed its $50 million grant and initiatives program. Throughout her career, Ms. Jackson has served and continues to serve on numerous commissions, task forces and boards including the Boston Green Ribbon Commission; the Mayor's Task Force to Eliminate Racial and Ethnic Disparities in Health Care; the "City to City" program focusing on national and global best practices for urban policies; and the American Red Cross National Diversity Advisory Council. Ms. Jackson served for over 15 years on the board of the American Student Assistance Corporation, the nation's first student loan guarantor agency; and she has served on the Boston College Carroll School of Management's Advisory Board, and the boards of Milton Academy and Harvard Pilgrim Health Care. She also served as Chairman of the Board of Directors of the Association of Independent Colleges and Universities in Massachusetts and was a board member of the New England Chapter of The National Association of Corporate Directors. In addition, Ms. Jackson served as the Chair of the Audit Committee and on the Board of Directors of the Boston Stock Exchange. She currently serves on the Board of Directors of John Hancock Investments and on the board of the Amwell Corporation. Ms.Jackson also serves on the Board of Trustees of the Eastern Bank Foundation. Ms. Jackson attended Hampton University, graduated from Northeastern University with a B.A. and she pursued graduate studies in urban studies and planning from the Massachusetts Institute of Technology. Ms. Jackson is also the recipient of Honorary Doctorate degrees from Curry College and Merrimack Valley College. Ms. Jackson was a fellow of the British American Project of Johns Hopkins University, and previously served as a fellow of the Harvard University Advanced Leadership Institute and the Harvard University Institute for College Presidents.

Qualifications
We believe Ms. Jackson's extensive executive, civic, community and board leadership experience qualifies her to serve on our Board of Directors.

Peter K. Markell	Experience
Age 66	Peter K. Markell has served as a director of Eastern Bank and a trustee of its predecessor holding company, Eastern Bank Corporation, since 2006. Until March 2021, he served as Executive Vice President of Administration and Finance, Chief Financial Officer and Treasurer for Mass General Brigham, which he had joined in 1999. Prior to that, he was a partner at Ernst & Young LLP. A Certified Public Accountant, Mr. Markell is a Boston College graduate with a B.A. in Accounting and Finance and served on the Board of Boston College where he has served as both chairman of the Board and Chairman of the Finance Committee. Mr. Markell currently serves on the Board of Directors of Huron Consulting Group Inc.
Qualifications
We believe Mr. Markell’s extensive executive, accounting, and board leadership experience qualify him to serve on our Board of Directors.

Greg A. Shell	Experience
Age 46	Greg A. Shell has served as a director of Eastern Bank and a trustee of its predecessor holding company, Eastern Bank Corporation, since 2018. Prior to joining the Board, he served on the Bank’s Investment Advisory committee. Since 2016, Mr. Shell has served as Managing Director of Bain Capital, coleading the Double Impact Fund, Bain Capital’s private equity fund focused on social impact. Prior to joining Bain Capital, Mr. Shell was a Portfolio Manager at Grantham, Mayo, Van Otterloo (“GMO”), a global investment management firm. Prior to that, he was a Senior Equity Analyst in the Global Equity Research group at Columbia Management Group, a global investment management firm. Mr. Shell has served on the New England Advisory Committee of the Federal Reserve Bank of Boston, and as a Director at Harvard Pilgrim Health Care, Fiduciary Trust, Massachusetts General Hospital and the Boston Foundation. He also serves on the Board of Trustees of the Eastern Bank Foundation. Mr. Shell earned his MBA from Harvard Business School and received a B.S. from the Massachusetts Institute is Technology.
Qualifications
We believe Mr. Shell’s financial and investment experience, as well as his civic leadership qualifies him to serve on our Board of Directors.
Our directors listed below are not up for election this year and each will continue in office for the remainder of his or her specified term of office or until his or her earlier resignation, death or removal in accordance with our Bylaws.

Class III Directors Continuing in Office (Term Will Expire in 2023)

Luis A. Borgen	Experience
Age 52
Luis Borgen has been a director of Eastern Bank and a trustee of its predecessor holding company, Eastern Bank Corporation, since 2016. Since 2019, he has been the Chief Financial Officer for athenahealth, Inc., a leading SaaS provider of healthcare software that automates and manages revenue cycle management and electronic health records for physician practices and health systems. Prior to that, he was Chief Financial Officer for Vistaprint, an e-commerce company that produces marketing products for small and micro businesses. Prior to that, he served as Chief Financial Officer for two publicly traded companies: DAVIDsTEA (from 2012-2017) and DaVita Inc. (from 2010-2012). Beginning in 1997, Mr. Borgen served in increasing roles of responsibility at Staples, Inc. leading to his appointment as Senior Vice President, Finance for the U.S. Retail business. He currently serves on the board of directors of Carters, Inc. Mr. Borgen served in the U.S. Air Force from 1992 to 1997 and attained the rank of Captain. He holds a B.S. in Management from the United States Air Force Academy, an M.S. in Finance from Boston College and an MBA with Honors from the University of Chicago Booth School of Business. Mr. Borgen is also a CFA charterholder.

Qualifications
We believe Mr. Borgen’s experience with financial accounting matters and oversight of the financial reporting process of public companies qualifies him to serve on our Board of Directors.

Diane S. Hessan	Experience
Age 67
Diane S. Hessan has served as a director of Eastern Bank and a trustee of its predecessor holding company, Eastern Bank Corporation, since 2016. She currently serves as chief executive officer of Salient Ventures, an investment and advisory company with a portfolio of angel investments focused on technology companies, a position she has held since November 2016. Previously, she was chief executive officer of Startup Institute, which is dedicated to helping people transform their careers to succeed in the innovation economy. She is also Chairman of C Space, where she was Founder and chief executive officer for 14 years. C Space (formerly Communispace) is a market research company, which builds online communities to help marketers generate consumer insights. Ms. Hessan also serves on the boards of Tufts University, MassChallenge, Panera, Brightcove, DP Cap Acquisition Corp I, The Schlesinger Group and Beth Israel Deaconess Medical Center. Ms. Hessan received her MBA from Harvard Business School and her B.A. in Economics and English from Tufts University. She has also received Honorary Doctorate degrees from Bentley University and the New England College of Business.

Qualifications
We believe Ms. Hessan’s executive experience, entrepreneurial passion and customer-centric, data driven perspective qualify her to serve on our Board of Directors.

Robert F. Rivers	Experience
Age 57	Robert F. Rivers is the Chief Executive Officer and Chair of the Board of Directors of Eastern Bankshares, Inc. and has served as the Chief Executive Officer and Chair of the Board of Directors of Eastern Bank since January 1, 2017. Mr. Rivers joined Eastern Bank in 2006 as its Vice Chair and Chief Banking Officer, becoming President in 2007, Chief Operating Officer in 2012 and an Eastern Bank director in 2015. He has also served as a trustee of Eastern Bank's predecessor holding company, Eastern Bank Corporation, since 2007. Prior to joining Eastern, from 1991 to 2005, Mr. Rivers held a number of staff and line leadership positions at M&T Bank in Buffalo, NY. Immediately prior to joining Eastern, he was an Executive Vice President for Retail Banking at the former Commercial Federal Bank in Omaha, Nebraska, following 14 years at M&T Bank. Mr. Rivers serves as Foundation Board Chair of the Dimock Center, as Chair of the Massachusetts Business Roundtable, is a member of the executive committee of the Greater Boston Chamber of Commerce, and is a trustee of Stonehill College. He also serves on the Board of the Lowell Plan and on the Advisory Boards of the Lawrence Partnership and the JFK Library Foundation, and the Boston Women’s Workforce Council. A leader in Boston’s business community, Mr. Rivers has been recognized as a champion for social justice issues, having led the “Yes on 3” campaign to protect the rights of members of the LGBTQ+ community. He received his undergraduate degree from Stonehill College and holds an MBA from the University of Rochester.

Qualifications
We believe that Mr. Rivers is qualified to serve as a director based upon his experience as our Chief Executive Officer beginning in January 2017, his prior service as one of our senior executive officers, his prior senior management positions at other banks, and his familiarity with the communities that Eastern serves, including through his involvement with numerous non-profit organizations in the greater Boston area.

Paul D. Spiess	Experience
Age 72	Paul D. Spiess has served as a director of Eastern Bank and a trustee of its predecessor holding company, Eastern Bank Corporation, since 2014. He has spent fifty years in the banking and financial services industry, serving as former Chairman of the Board of Centrix Bank and Trust, which merged with Eastern in 2014. He also served as Executive Vice President and Chief Operating Officer of CFX Bank in Keene, New Hampshire from 1993 to 1997. From 2004 to 2010, Mr. Spiess served in the office of the Governor of New Hampshire as an insurance and banking advisor. From 2000 to 2004, he served as a state legislator in Concord, New Hampshire, during which time he served on the House Commerce Committee. From 1983 to 1993, Mr. Spiess was Founder and President of Colonial Mortgage, Inc., of Amherst, New Hampshire. From 2004 through 2010, Mr. Spiess served as a health care advisor to New Hampshire Governor John Lynch and as Chairman of the Citizen’s Health Initiative. He graduated with a B.A. from Colby College in 1971 and earned an MBA degree from Boston University in 1977.
Qualifications
We believe Mr. Spiess’s extensive knowledge of banking operations and credit risk, his experience in the banking and mortgage industries, and his board leadership experience qualify him to serve on our Board of Directors.

Class I Directors Continuing in Office (Term Will Expire in 2024)

Richard C. Bane	Experience
Age 66	Richard C. Bane has served as a director of Eastern Bank since 2001 and as a trustee of its predecessor holding company, Eastern Bank Corporation, since 1996. He is the Executive Chairman of Bane Care Management LLC, which operates skilled nursing facilities and assisted living facilities in Massachusetts, where he has been employed since 1984. Mr. Bane formerly served as Chairman of the Massachusetts Senior Care Association, the state’s largest professional provider group. He lectures frequently on many aspects of senior care services and post-acute care and is considered one of New England’s senior care industry leaders. Mr. Bane is also involved in a wide range of corporate and community service activities. He is also a board member of Steward Carney Hospital in Dorchester, MA. Mr. Bane holds an A.B. in Economics from Dartmouth College, and an MBA from Harvard Business School. He was also awarded an Honorary Doctorate from Salem State University.
Qualifications
We believe Mr. Bane’s extensive executive management experience and civic leadership qualify him to serve on our Board of Directors.

Joseph T. Chung	Experience
Age 57
Joseph T. Chung has served as a director of Eastern Bank and trustee of its predecessor holding company, Eastern Bank Corporation, since 2014. He is co-founder and chief executive officer of Kinto, a care coaching platform for family caregivers looking after loved ones with Alzheimer’s Disease and related dementias, where he has served since 2019. He is also co-founder and Managing Director of Redstar Ventures, an innovative venture foundry developing a series of new companies through a topdown, market driven process, positions he has held since 2010. Prior to Kinto and Redstar, Mr. Chung was chairman and chief executive officer of Allurent and co-founder, Chairman and Chief Technology Officer of Art Technology Group, a publicly traded, global enterprise software company. Mr. Chung holds B.S. and M.S. degrees in Computer Science from the Massachusetts Institute of Technology, and he conducted his graduate work at MIT’s Media Lab. He is a Venture Partner at the Media Lab’s E14 Fund.

Qualifications
We believe Mr. Chung’s extensive expertise in innovation and technology qualifies him to serve on our Board of Directors.

Paul M. Connolly	Experience
Age 72	Paul M. Connolly has served as a director of Eastern Bank and a trustee of its predecessor holding company, Eastern Bank Corporation, since 2011. Mr. Connolly retired in 2010 as the First Vice President and Chief Operating Officer at the Federal Reserve Bank of Boston, a position he had held since 1994. As Chief Operating Officer of the Federal Reserve Bank of Boston, Mr. Connolly had responsibility for the Bank’s financial services, information technology, finance, and support and administrative activities. Mr. Connolly joined The Federal Reserve Bank in 1975. Throughout his 36-year career, he served in a variety of positions in information technology, payments, planning and economic research, served on the Federal Reserve Financial Services Policy Committee and had national leadership responsibility for payment services and financial management. He currently serves on the board of directors for the John Hancock Life Insurance Companies. He received an MBA from Harvard Business School and an A.B. from Boston College.
Qualifications
We believe Mr. Connolly’s extensive banking and regulatory experiences qualify him to serve on our Board of Directors.

Bari A. Harlam	Experience
Age 60	Bari A. Harlam has served as a director of Eastern Bank and a trustee of its predecessor holding company, Eastern Bank Corporation, since 2014. Ms. Harlam is the co-founder of Trouble, LLC, a position she has held since April 2020, and currently serves as a member of the Board of Directors of Aterian, Inc., Champion Petfoods, LP, OneWater Marine, Inc., and Rite Aid Corporation. From April 2018 to March 2020, Ms. Harlam served as the Chief Marketing Officer for Hudson's Bay Company. Prior to that, she served as the Executive Vice President of Membership, Marketing, and Analytics for BJ's Wholesale Club, beginning in 2012. Before that, she was Chief Marketing Officer at Swipely, a technology startup and served as Senior Vice President of Marketing for CVS Health Corporation. Ms. Harlam serves on the Board of Trustees of the Eastern Bank Foundation. Ms. Harlam has also served on the faculties of The Wharton School at the University of Pennsylvania, Columbia University's Graduate School of Business, and the University of Rhode Island. She received her B.S., M.S., and Ph.D. from the University of Pennsylvania, The Wharton School of Business. Her work has been published in a variety of journals including Marketing Science, Journal of Marketing Research, and the Journal of Business Research.
Qualifications
We believe Ms. Harlam's extensive marketing and analytics expertise qualifies her to serve on our Board of Directors.

CORPORATE GOVERNANCE

Our Board of Directors believes that good corporate governance is important to ensure that our Company is managed for the long-term benefit of its shareholders. Current copies of our Corporate Governance Guidelines, Code of Conduct, and charters for our Audit, Compensation, Nominating and Governance, and Risk Management Committees are available on our website, investor.easternbank.com, in the Governance section under the caption “Governance Documents.” We may also use our website in the future to make certain disclosures required by the rules of the Nasdaq Global Select Market (“Nasdaq”), on which our common stock is listed.

Corporate Governance Highlights
We have implemented several important measures that are designed to promote long-term stakeholder value:

☑    To facilitate board refreshment, we adopted a director retirement policy in our Corporate Governance Guidelines pursuant to which any director who reaches the age of 75 while serving as a director will retire from the Board effective as of the end of the year in which he or she turns 75.
☑    We seek an annual advisory vote annually on the compensation of our Named Executive Officers, who are the five executive officers shown in the compensation tables in this Proxy Statement. We believe this practice underscores the careful consideration we give to our shareholders’ views on our compensation practices.
☑    We have established a compensation clawback policy that will enable the Company to recoup cash and incentive compensation from executive officers in the event of certain financial restatements.
☑    We have adopted equity ownership guidelines for directors and executive officers, which set minimum ownership requirements based on a multiple of the cash portion of the annual base retainer or base salary, as applicable, then in effect.
☑    Our Insider Trading Policy prohibits our executives and directors from pledging and hedging our common stock, in order to further the alignment between shareholders and our executives and directors.

Director Independence

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, family and other relationships, including those relationships described under the section of this Proxy Statement entitled “Certain Relationships and Related Party Transactions,” our Board of Directors has determined that each of the following directors qualifies as an “independent director,” as defined in the listing requirements of Nasdaq: Mses. Jackson, Harlam and Hessan and Messrs. Bane, Borgen, Chung, Connolly, Markell, Shell and Spiess. Neither Mr. Rivers nor Mr. Holbrook qualify as an “independent director” under the Nasdaq rules. Mr. Rivers is not considered independent because he currently serves as our chief executive officer. Mr. Holbrook served as chief executive officer from January 1, 2007 through December 31, 2016. In making these determinations on the independence of our directors, our Board of Directors considered the relationships that each such non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining independence. Our Board of Directors also determined that each member of the Audit, Compensation, and Nominating and Governance Committees satisfies the independence standards for such committees established by the SEC and the Nasdaq listing rules, as applicable.

The Company has also adopted a Director Independence Policy that incorporates the requirements for independence set forth in the SEC and Nasdaq independence rules, as well as an Audit Committee Independence Policy that establishes separate and higher standards of independence for members of the Audit Committee, consistent the SEC and Nasdaq rules, as well as guidelines of the Federal Deposit Insurance Corporation (“FDIC”). Our Board of Directors has determined that each of Mses. Jackson, Harlam and Hessan and Messrs. Bane, Borgen, Chung, Connolly, Markell, Shell and Spiess is an “independent director” under the Director Independence Policy and that each of Messrs. Bane, Borgen, Connolly, Markell, Shell and Spiess meets the enhanced independence standards for Audit Committee members set forth in the Company's Audit Committee Independence Policy.

Board Composition and Leadership Structure of the Board of Directors

Our Board of Directors oversees and advises our chief executive officer and management team, exercising their business judgment in good faith to ensure the long-term interests of our shareholders are being served. As of March 29, 2022, our Board of Directors was composed of 12 directors.

The Board does not have a fixed policy regarding the separation of the offices of chair of the Board of Directors and chief executive officer and believes that it should maintain the flexibility to select the chair of the Board of Directors and its board leadership structure, from time to time, based on the criteria that it deems to be in the best interests of the Company and its shareholders. At this time, the offices of the chair of the Board of Directors and the chief executive officer are combined, with Mr. Rivers serving as chair and chief executive officer. He has served in this role since January 2017. With over 30 years of experience in the financial services industry, including over 15 years with us, Mr. Rivers has the knowledge, expertise, and experience to understand the opportunities and challenges facing our Company, as well as the leadership and management skills to promote and execute our values and strategy.

In accordance with what we believe are governance best practices, the Board of Directors has established the position of Lead Director. As further set forth in the Corporate Governance Guidelines, the Lead Director is independent, and is recommended by our Nominating and Governance Committee and elected by the Board of Directors. Since January 2018, Ms. Jackson has served in that role, performing many of the functions that an independent chair would perform for the Company. Those functions include serving as a key source of communication between the independent directors and the chief executive officer, consulting with the chair of the Board of Directors in establishing the agenda for each meeting of the Board, presiding in executive sessions of meetings of the Board of Directors, and coordinating the agenda for and leading meetings of the independent directors, as needed.

The Company believes that having the same person serve as chief executive officer and chair focuses leadership, responsibility, and accountability in a single person and that having a Lead Director provides for effective checks and balances and the ability of the independent directors to work effectively in the board setting. The Board of Directors reviews its leadership structure periodically in light of the composition of the Board of Directors and the needs of the Company and its shareholders.

Committees of our Board of Directors

Our Board of Directors has established four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and a Risk Management Committee, each with the composition and responsibilities described below. Each committee operates under a charter that has been approved by our Board of Directors. Current copies of the committee charters are posted on our website, investor.easternbank.com, in the Governance section under the caption “Governance Documents.”

The table below reflects the composition of the Board’s four standing committees as of March 29, 2022:

	Audit Committee	Compensation Committee	Nominating and Governance Committee	Risk Management Committee
Richard C. Bane	µ	£	£	£
Luis A. Borgen	£	£
Joseph T. Chung		£	£
Paul M. Connolly	£		µ	£
Bari A. Harlam				£
Diane S. Hessan			£	£
Richard E. Holbrook				£
Deborah C. Jackson (1)		£	£
Peter K. Markell	£	µ	£	£
Robert F. Rivers (2)				£
Greg A. Shell	£			£
Paul D. Spiess	£	£		µ
µ Committee Chair £ Committee Member
(1) Lead Director
(2) Chair of the Board of the Directors

Attendance at Meetings

In 2021, our Board of Directors met 14 times, the Audit Committee met eight times, the Compensation Committee met 11 times, the Nominating and Governance Committee met four times, and the Risk Management Committee met four times. Each director attended over 75% of all meetings of our Board of Directors and committees on which he or she served that were held during 2021. Our directors are encouraged to attend the Annual Meeting, to the extent practicable. All 12 of our directors attended the 2021 annual meeting of shareholders held on May 17, 2021.

Board Self-Evaluation and Individual Director Evaluation

Our Board of Directors conducts an annual self-evaluation of the Board’s performance as a whole to determine whether it and its committees are functioning effectively. The Nominating and Governance Committee receives comments from all directors and reports the results of the board and committee evaluations to the Board of Directors and its committees. The results are discussed with the full Board of Directors and among the respective committees, as applicable. Our Board of Directors believes such evaluations are valuable tools in assessing the Board’s effectiveness in performing its oversight of management and fulfilling its responsibilities.

Audit Committee

The current members of our Audit Committee are Mr. Bane (chair), and Messrs. Borgen, Connolly, Markell, Shell and Spiess and their committee report is included in this Proxy Statement under the heading “Audit Committee Report.” Each of the Audit Committee members is independent under the listing standards of Nasdaq, including under Rule 10A-3 of the Exchange Act, and our Audit Committee Independence Policy. Each of our independent directors Messrs. Markell and Borgen has been designated by our Board of Directors as an “audit committee financial expert” (as defined in applicable SEC regulations). None of the Audit Committee members is an employee of ours or any of our subsidiaries, nor simultaneously serves on the audit committees of more than two public companies, including ours.

Our Audit Committee is responsible for assisting the Board in overseeing and monitoring:

•the integrity of the Company’s financial statements and other financial information provided by the Company to its shareholders;
•the integrity of the accounting and financial reporting processes of the Company, and the audit of the Company’s financial statements;
•the Company’s compliance with legal, regulatory and public disclosure requirements;
•the appointment, qualifications, independence, performance and retention of the Company’s independent external auditor; and
•the performance of the Company’s internal audit function and its Sarbanes-Oxley internal controls function.

The Audit Committee meets regularly with management and our independent registered public accounting firm to discuss the annual audit of our financial statements, our disclosures in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual and quarterly reports filed with the SEC, the quarterly reviews of our financial statements and our quarterly and annual earnings disclosures prior to their release. The Audit Committee also reviews the experience and qualifications of the lead partner and other senior members of Ernst & Young LLP, our independent registered public accounting firm (“Ernst & Young” or “EY”), including compliance with applicable rotation requirements, and considers whether there should be rotation of the firm itself.

The Audit Committee has authority under its charter to obtain advice and assistance from outside legal counsel, accounting or other outside advisors as deemed appropriate to perform its duties and responsibilities.

Compensation Committee

The current members of the Compensation Committee are Mr. Markell (chair), Ms. Jackson and Messrs. Bane, Borgen, Chung and Spiess. Each member of the Compensation Committee is independent under the listing standards of Nasdaq, including the heightened standards that apply to compensation committee members.

 The Compensation Committee is responsible for:

•reviewing and approving compensation of executive officers (other than the chief executive officer) and recommending the chief executive officer’s compensation for approval by the independent members of the Board of Directors;
•reviewing and proposing goals and objectives relevant to the chief executive officer’s compensation and evaluating the chief executive officer’s performance in light of such goals and objectives;
•overseeing the Company’s various compensation and benefits plans;
•overseeing senior management succession planning;
•making recommendations to the Board regarding the adoption of new incentive compensation plans;
•administering our existing incentive compensation plans, including our equity incentive compensation plan;
•making recommendations to the Board regarding compensation of our directors;
•overseeing the implementation of the Company's diversity, equity and inclusion (“DE&I”) programs and policies related to human capital management;
•oversight of talent management programs, including employee engagement surveys and development initiatives; and
•reviewing and approving the general design and terms of any significant non-executive compensation and benefits plans.

The Compensation Committee has authority under its charter to obtain advice and assistance from outside legal counsel, compensation consultants or other outside advisors as deemed appropriate to perform its duties and responsibilities. For 2021, the Compensation Committee engaged an independent compensation consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”) to advise on compensation matters and provide experiential guidance on what is considered fair and competitive practice in our industry, primarily with respect to the compensation of our executive officers, and also with regard to director compensation.

The Compensation Committee has the authority to delegate to subcommittees of the Compensation Committee, to the chair of the Compensation Committee, or one or more of our executive officers, as permitted under applicable law. The Compensation Committee may also delegate to a committee of one or more directors, or one or more of our executive officers, subject to certain restrictions, the power to grant equity awards to employees who are not subject to Section 16 of the Securities Exchange Act of 1934, as amended, pursuant to the 2021 Equity Plan (as defined below). References to the Compensation Committee in this Proxy Statement also refer to its subcommittees and its delegates, where applicable.

Compensation Committee Interlocks and Insider Participation

During 2021, none of our officers, former officers or employees served on our Compensation Committee. None of our executive officers serves or has served as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Nominating and Governance Committee

The current members of the Nominating and Governance Committee are Mr. Connolly (chair), Mses. Jackson and Hessan and Messrs. Bane, Chung and Markell. Each member of the Nominating and Governance Committee is independent under the listing standards of Nasdaq.

The Nominating and Governance Committee is responsible for:

•identifying, evaluating and recruiting qualified persons to serve on our Board of Directors;
•selecting, or recommending to the Board for selection, nominees for election as directors;
•reviewing and recommending the composition of the Board’s standing committees;
•onboarding new directors and overseeing director education;
•overseeing governance and reporting of various DE&I initiatives throughout the Company;
•developing and overseeing a program for disclosure of environmental, social and governance (“ESG”) issues material to the Company's business;
•reviewing and assessing the Company’s Corporate Governance Guidelines;
•overseeing compliance with our Related Party Transactions Policy; and
•annually evaluating the performance, operations, size and composition of our Board of Directors and its committees.

The Nominating and Governance Committee has authority under its charter to obtain advice and assistance from outside legal counsel other outside advisors as deemed appropriate to perform its duties and responsibilities.

Nomination of Directors

The Nominating and Governance Committee of our Board of Directors identifies and evaluates director candidates and recommends to our Board of Directors qualified candidates for nomination as directors for election at our annual meeting of shareholders or to fill vacancies on our Board of Directors. The process followed by the Nominating and Governance Committee in fulfilling its responsibilities includes requests to board members and others for recommendations, meetings to evaluate biographical information, experience and other background material relating to potential candidates, and interviews of selected candidates.

In considering candidates, the Nominating and Governance Committee reviews a candidates' qualifications and independence based on the criteria set forth in the Company's Corporate Governance Guidelines, its Director Independence Policy, Audit Committee Independence Policy, the Nominating and Governance Committee's charter (or the charter of a particular committee). The Nominating and Governance Committee considers the composition of the Board or committees; succession planning; and current challenges and needs of the Board, its committees, the Company and the Bank, while taking into account the professional and business experience, leadership, skill, expertise, judgment, background, collegiality, diversity, availability, teamwork, and other aspects of the candidates.

Recently adopted Nasdaq listing requirements require each listed company to have, or explain why it does not have, two diverse directors on its board of directors, including at least one diverse director who self-identifies as female and one diverse director who self-identifies as an underrepresented minority or LGBTQ+ (subject to exceptions set forth in the Nasdaq rules). The composition of our current Board of Directors is in compliance with the Nasdaq diversity requirement.

The table below sets forth composition of our Board members within the categories prescribed by the Nasdaq listing requirements. Each category has the meaning as it is used in Nasdaq Rule 5605(f).

Eastern Bankshares, Inc. 2022 Board of Directors Diversity
Total Number of Directors	12
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	9	0	0
Part II: Demographic Background
African American or Black	1	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	6	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did Not Disclose Demographic Background	0	0	0	0

While we do not have a formal policy on board diversity, we are proud of the diversity and talent of our Board and our management team, and our Nominating and Governance Committee and Board of Directors have affirmed their commitment to actively seeking women, diverse and/or LGBTQ+ candidates for the pool from which director candidates are selected. Our current Board of Directors composition is 25% women and 17% Black, 8% Asian and 8% Latino/x. The Nominating and Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Nominating and Governance Committee believes that the backgrounds and qualifications of our Company’s directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities to assist our Board of Directors in fulfilling its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, gender identity or expression, disability or any other basis prohibited by law.

After completing its evaluation of potential nominees, the Nominating and Governance Committee makes a recommendation to our Board of Directors as to the persons who should be nominated for election to our Board of Directors, and our Board of Directors determines the nominees after considering the recommendation and report of the committee.

The Nominating and Governance Committee will consider candidates recommended by individual shareholders in accordance with the procedures and other requirements set forth in the Bylaws. Names and credentials must be provided to the committee on a timely basis for consideration prior to the Annual Meeting. Shareholders who wish to recommend an individual to the Nominating and Governance Committee for consideration as a potential candidate for director should submit the individual’s name, together with appropriate supporting documentation, to the Nominating and Governance Committee at the following address: Nominating and Governance Committee, c/o Corporate Secretary, Eastern Bankshares, Inc., 265 Franklin Street, Boston, Massachusetts 02110. A submission will be considered timely if it is made during the timeframes disclosed in this Proxy Statement under “Shareholder Proposals.” If our Board of Directors determines to nominate and recommend for election a shareholder-recommended candidate, then the candidate’s name will be included in our Company’s proxy card for the next annual meeting of shareholders.

Risk Management Committee

The Risk Management Committee of our Board of Directors assists the board in fulfilling its oversight responsibilities with respect to oversight of Eastern Bank's enterprise risk management (“ERM”) practices and procedures, as well as its ERM framework (“ERM Framework”). The current members of the Risk Management Committee are Mr. Spiess (chair), Mses. Harlam and Hessan and Messrs. Bane, Connolly, Holbrook, Markell, Rivers and Shell. The chair of the Risk Management Committee meets the criteria contained in the Federal Reserve Board’s Enhanced Prudential Standards (12 C.F.R. 252.33(a)(4)(ii)), as is required under this committee's charter.

The Risk Management Committee is responsible for:

•oversight of the design, implementation and operation of the ERM Framework, approval of ERM policies, and risk monitoring practices by the Bank's enterprise risk management committee;review reports related to the Bank's risk profile;
•review of management's assessments in connection with the Bank's credit risk management and provide related reports to the Audit Committee;
•review capital, liquidity, and interest rate risks within the business and advise the Board with respect to the adequacy of capital allocated;
•oversight of regulatory compliance, operational and cyber risk; and
•review adequacy of major insurance policies and coverage and related reports from the Bank's subsidiary, Eastern Insurance Group LLC.

The Risk Management Committee has authority under its charter to obtain advice and assistance from outside legal counsel other outside advisors as deemed appropriate to perform its duties and responsibilities.

Board Role in Risk Oversight

Our Board of Directors administers its internal controls and risk management oversight function directly and through its Audit, Compensation and Risk Management Committees. In general, management is responsible for the day-to-day management of the risks our Company faces, while the Board of Directors, acting as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Our Board of Directors has formed the Risk Management Committee to assist it in fulfilling its oversight responsibilities with respect to management’s identification, evaluation, management and monitoring of our Company’s critical enterprise risks, including major operational, strategic and financial risks inherent in our business.

The Board of Directors and the Audit Committee regularly discuss with management, our independent auditors and our Sarbanes-Oxley controls group the Company's major risk exposures, their potential financial impact on the Company, and the steps we take to manage these risks. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. In addition, the Audit Committee discusses policies with respect to our internal auditors and Sarbanes-Oxley controls group, as well as our independent auditors.

The Compensation Committee assesses whether our compensation arrangements encourage inappropriate risk-taking, and whether risks arising from our compensation arrangements are reasonably likely to have a material adverse effect on the Company. See “Compensation Disclosure and Analysis” below for information regarding the Compensation Committee’s assessment of risks arising from our compensation practices.

Board Refreshment

Our Board of Directors believes that our Board represents a balance of experience in the industries served by our Company and in the financial and business communities, which provides effective guidance and oversight to management. Our Board of Directors also recognizes the desire to keep our Board of Directors “refreshed” and has adopted a policy limiting director tenure to age 75 for members. Directors retire at the end of the year in which they turn age 75.

Communications with Directors

Shareholders and other interested parties who wish to send written communications on any topic to our Board of Directors, or the presiding director of executive sessions of the non-employee and independent directors, may do so by addressing such communications to our Board of Directors, c/o Corporate Secretary, Eastern Bankshares, Inc., 265 Franklin Street, Boston, Massachusetts 02110. Communications will be distributed to the chair of the Board, the Lead Director or the other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received.

Code of Business Conduct and Ethics

Our company’s Code of Conduct is applicable to all our employees, officers and directors, as well as those representing the Company in an official capacity. A current copy of our Code of Conduct is posted on our website at investor.easternbank.com under “Governance Documents” in the “Corporate Governance” section. We intend to satisfy disclosure requirements of the SEC and Nasdaq regarding amendments to, or waivers of, our Code of Conduct by providing information on our website.

Certain Relationships and Related Party Transactions

We review relationships and transactions between our Company and our directors, nominees for director, executive officers and their immediate family members to determine whether these individuals have a direct or indirect material interest in a transaction, based on the facts and circumstances. Directors and executive officers are canvassed in writing to determine whether such related party transactions exist or are under consideration, and are required under our Code of Conduct to disclose to us potential conflicts of interest with our Company.

SEC rules require us to disclose certain relationships and related party transactions our Company enters into with our directors, nominees for director, executive officers, owners of more than 5% of the outstanding shares of our common stock, or members of their immediate families. In accordance with the charter of the Nominating and Governance Committee and our written Related Party Transaction Policy (“RPT Policy”), the Nominating and Governance Committee is responsible for reviewing and approving related party transactions. If it is not feasible to approve related party transactions in advance, the Nominating and Governance Committee is permitted to ratify such transactions after the Company has entered into them, subject to the procedures and considerations described below.

The RPT Policy applies to any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:

•the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year;
•the Company or any of its subsidiaries is a participant; and
•any related person has or will have a direct or indirect interest.

Under the RPT Policy, a related person is:

•A non-employee director (or nominee for election as director) or executive officer of the Company;
•any beneficial owner of more than 5% of our common stock; or
•any immediate family member of the foregoing.

Under the RPT Policy, a related entity is:

•Any entity (other than the Company or its subsidiaries), including non-for-profit or for-profit entities, of which a related person is an employee, executive officer, partner or principal, or in which a related person directly or indirectly owns at least a 10% equity interest; or
•Any non-for-profit entity for which a related person serves as a director or trustee.

The RPT Policy also provides that certain types of related party transactions are deemed to be pre-approved or ratified, even if the aggregate amounts involved exceeds $120,000, and do not require review or approval of the Nominating and Governance Committee. Such transactions include:

•Executive and director compensation;
•Certain transactions with companies for which the only relationship of a related person is as an employee, beneficial owner of less than a 10% equity interest, or in the case of partnerships, a partner if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company's total annual revenues;
•Ordinary course transactions, including financial services, personal loans, and business relationships, provided that they are made in the ordinary course of business on terms substantially the same as those prevailing at the time for comparable services provided to non-affiliates;
•Certain charitable contributions made by Eastern Bank or the Foundation to organizations where a related person is a director if the aggregate amount does not exceed the lesser of $500,000 or 2% of the donee's total annual expenses, as well as charitable contributions made to organizations under common control with the Company that have been preapproved by the Board of Director or the board of trustees of the Foundation; and
•Transactions where a related person's interest arises solely from ownership of the Company's common stock and all holders of the stock receive the same benefit on a proportional basis.

The Nominating and Governance Committee is provided with the material facts of all transactions that require the Nominating and Governance Committee’s approval under the RPT Policy. In determining whether to approve or ratify a particular transaction, the Nominating and Governance Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Under the RPT Policy, a director is not permitted to participate in any discussion or approval of a transaction for which he or she (or an immediate family member) is the related person, and such director must provide the Nominating and Governance Committee with all material information concerning the transaction. If an approved transaction is ongoing, the Nominating and Governance Committee may establish guidelines for management to follow in its dealings with such person and will annually review and assess compliance with such guidelines, and whether the transaction remains appropriate for the Company.

Transactions with Certain Related Persons

Our Company has not entered into any such disclosable relationships or transactions under the RPT Policy since the beginning of our 2021 fiscal year and no such disclosable relationships or transactions are currently proposed.

The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from the prohibition for loans made by federally insured financial institutions, such as Eastern Bank, to their executive officers and directors in compliance with federal banking regulations. At March 29, 2022, we had $22.2 million in deposits from and $81.9 million of loans to related persons and related entities, as defined in the RPT Policy. These loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Eastern Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. Certain of these deposit accounts and loans were acquired in connection with our acquisition of Century. All of these loans were performing according to their original terms at March 29, 2022 and were made in compliance with federal banking regulations.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table provides certain information regarding our executive officers who are not directors. Ages are as of the date of this Proxy Statement. Our executive officers serve at the discretion of our Board of Directors.

Name	Age	Position
Quincy L. Miller	47	President, Eastern Bankshares, Inc.; Vice Chair and President of Eastern Bank
James B. Fitzgerald	64	Chief Administrative Office, Chief Financial Officer & Treasurer, Eastern Bankshares, Inc.; Vice Chair, Chief Administrative Officer, Chief Financial Officer of Eastern Bank
Steven L. Antonakes	53	Executive Vice President, Enterprise Risk Management of Eastern Bank
Gregory P. Buscone	57	Executive Vice President, Senior Commercial Banking Officer of Eastern Bank
Martha A. Dean	60	Executive Vice President, Senior Operations Director of Eastern Bank
Barbara J. Heinemann	59	Executive Vice President, Consumer Banking of Eastern Bank
Kathleen C. Henry	49	Executive Vice President, General Counsel, Corporate Secretary of Eastern Bankshares, Inc.; Executive Vice President, General Counsel, Corporate Secretary and Chief Human Resources Officer of Eastern Bank
Timothy J. Lodge	45	President and Chief Executive Officer, Eastern Insurance Group LLC
Matthew A. Osborne	47	Executive Vice President, Senior Commercial Banking Officer of Eastern Bank
Nancy Huntington Stager	62	President and Chief Executive Officer of the Eastern Bank Foundation; Executive Vice President, Eastern Bank
Daniel J. Sullivan	61	Executive Vice President, Chief Credit Officer of Eastern Bank
Donald M. Westermann	44	Executive Vice President, Chief Information Officer of Eastern Bank
Sujata Yadav	44	Executive Vice President, Chief Marketing Officer of Eastern Bank

Executive Officers

Quincy L. Miller - President, Eastern Bankshares, Inc.; Vice Chair and President of Eastern Bank

Mr. Miller is President, Eastern Bankshares, Inc. and Vice Chair and President of Eastern Bank. Mr. Miller joined Eastern in 2016 as Chief Banking Officer and was promoted to his current position with the Bank in 2017. He oversees a number of departments, including our Consumer Banking businesses, Business Banking, Institutional Banking and Eastern Wealth Management, and with Chief Executive Officer, leads the overall strategic direction of Eastern. Prior to joining Eastern, Mr. Miller served as the President of Citizens Bank, Massachusetts, and President of its Business Banking division. He started his career in consumer banking at M&T Bank in New York City in 1997. Mr. Miller is a founding member of The New Commonwealth Racial Equity & Social Justice Fund. He also serves on the Board of Directors for The Boys and Girls Club of Boston, The Bottom Line, Blue Cross Blue Shield of MA, The Alliance for Business Leadership, Board Emeritus of The Greater Boston Food Bank and Chair Emeritus of The Urban League of Eastern Massachusetts. Mr. Miller earned a B.A. in economics and business from Lafayette College and graduated from the Consumer Bankers Association’s Executive Banking School. He currently serves on the Board of The Consumer Bankers Association.

James B. Fitzgerald - Chief Administrative Office, Chief Financial Officer & Treasurer, Eastern Bankshares, Inc.; Vice Chair, Chief Administrative Officer, Chief Financial Officer of Eastern Bank

Mr. Fitzgerald is the Chief Administrative Officer, Chief Financial Officer and Treasurer of Eastern Bankshares, Inc. and Vice Chair, Chief Administrative Officer and Chief Financial Officer of Eastern Bank. Since joining Eastern in 2012, his responsibilities have included managing the Finance, Legal, Technology, Operations and General Services groups. He brings nearly 37 years of experience in the financial services industry to Eastern Bank. In 2009, Mr. Fitzgerald co-founded and was chief financial officer for NBH Holdings Corp., the bank holding company for Bank Midwest NA of Kansas City. Prior to that, Mr. Fitzgerald served as an executive vice president and chief financial officer at Citizens Financial Group for eight years. He began his career as a financial leader in mergers and acquisitions at First Fidelity Bancorp, Citizens Financial Group and Washington Mutual. Mr. Fitzgerald currently services as a trustee of the Massachusetts Taxpayers Association, a trustee of

SBERA, and serves on the board of the Thompson Island Outward Bound Education Center. Mr. Fitzgerald earned his bachelor’s degree in finance at Lehigh University and his MBA at Fordham University.

Steven L. Antonakes - Executive Vice President, Enterprise Risk Management of Eastern Bank

Mr. Antonakes is the Executive Vice President for Enterprise Risk Management at Eastern Bank. He oversees Eastern Bank’s Enterprise Risk Management function, which includes Bank Secrecy Act/Anti-Money Laundering, Compliance, Credit Risk Review, Information Security, Financial and Model Risk Management, and Operational Risk. He joined Eastern Bank in 2015 as Senior Vice President, Chief Compliance Officer, and was promoted to Senior Vice President, Director, Enterprise Risk Management in 2017. He was promoted to his current position in March 2018. Mr. Antonakes previously served as the Deputy Director and the Associate Director for Supervision, Enforcement, and Fair Lending at the Consumer Financial Protection Bureau. Prior to joining the Bureau, Mr. Antonakes served as the Massachusetts Commissioner of Banks from 2003 to 2010. Preceding his appointment as Commissioner, Mr. Antonakes served in a variety of managerial positions at the Division of Banks having joined the agency as an entry-level bank examiner in 1990. During his 25-year regulatory career, Mr. Antonakes staffed the Financial Stability Oversight Council, served as the first state-voting member of the Federal Financial Institutions Examination Council, Vice Chairman of the Conference of State Bank Supervisors, and as a founding member of the governing board of the Nationwide Multistate Licensing System. Mr. Antonakes earned his B.A. from Penn State University, an MBA from Salem State University, and a Ph.D. in Law and Public Policy from Northeastern University.

Gregory P. Buscone - Executive Vice President, Senior Commercial Banking Officer, Eastern Bank

Gregory P. Buscone is Executive Vice President, Senior Commerical Banking Officer of Eastern Bank, a position he has held since March 2019. Mr. Buscone joined Eastern in 2017 as Senior Vice President and Regional Group Head in Commercial Banking with responsibility for Eastern’s Commercial & Industrial lending portfolio, which expanded its Asset Based Lending team in 2018. Prior to joining Eastern, Mr. Buscone spent 17 years at Citizens Bank, serving as a Senior Vice President and Market Manager for Massachusetts Middle Market and Specialized Lending. Active in the community, he sits on the Board of Directors of Bay Cove Human Services, MassEcon, and the Associated Industries of MA, of which he chairs the diversity & inclusion committee. He earned his B.A. degree from the College of the Holy Cross and his MBA degree from Northeastern University.

Martha A. Dean - Executive Vice President, Senior Operations Director, Eastern Bank

Martha A. Dean is Executive Vice President, Senior Operations Director of Eastern Bank, a role she has held since March 2021. She joined Eastern in December 2014 as Senior Vice President of Operational Risk Management and in July 2018, was promoted to Senior Vice President of Operations. Her prior experience includes: Chief Operations and Risk Officer at Centreville Savings Bank; Chief Operating Officer at Grafton Suburban Credit Union; Chief Operations Officer and CIO at Wainwright Bank; and Chief Operations Officer at Commonwealth National Bank, a de novo bank where she had the experience of building a brand new bank, brand and strategy to meet the financial needs of a community. She is a Board Member of Operation ABLE, a nonprofit organization that provides training programs and employment services to job seekers from economically, racially and occupationally diverse backgrounds. She holds a bachelor's degree from Worcester State University.

Barbara J. Heinemann - Executive Vice President, Consumer Banking of Eastern Bank

Ms. Heinemann is Executive Vice President of Consumer Banking at Eastern Bank. She joined Eastern in 2001. She has served in her current role since 2017 and oversees Retail Banking, Private Banking, Mortgage Banking and the Customer Service Center, bringing more than 35 years of experience to her role. Ms. Heinemann was previously the Executive Vice President of Enterprise Risk Management overseeing Corporate Security, Corporate Compliance, Bank Secrecy Act Compliance, Information Security and Operational Risk Management Departments from 2014 to 2017. Prior to that she held the title of Executive Vice President, Chief Information Officer at Eastern with responsibilities for the Technology and Operations Divisions, and prior to that held various leadership positions within our Operations Department. Before joining Eastern, Ms. Heinemann spent more than 13 years with Cambridgeport Bank, where she was Director of Retail Banking and then served as Senior Vice President of Technology & Operations for seven years in addition to managing numerous enterprise-wide initiatives. She serves as a trustee of the North Shore Community College, holds Board seats on the North Shore Community College Foundation Board, the New England Automated Clearing House (“NEACH”) Board, the NEACH Payments Group Board, and the Burbank Reading YMCA Board of Advisors. She earned an MBA from the University of Maryland and graduated from America's Community Bankers' National School of Banking at Fairfield University, and the Massachusetts Bankers' Association School of Financial Studies at Babson College.

Kathleen C. Henry - Executive Vice President, General Counsel, Corporate Secretary of Eastern Bankshares, Inc.; Executive Vice President, General Counsel, Corporate Secretary and Chief Human Resources Officer of Eastern Bank

Ms. Henry is Executive Vice President, General Counsel and Corporate Secretary of Eastern Bankshares, Inc. and Executive Vice President, General Counsel, Corporate Secretary and Chief Human Resources Officer of Eastern Bank. Ms. Henry joined Eastern Bank in 2016 as General Counsel and Corporate Secretary as a Senior Vice President and was promoted to Executive Vice President in 2018. She oversees a legal team responsible for managing the legal affairs of Eastern Bankshares, Inc. and its affiliates, including Eastern Bank and Eastern Insurance Group LLC. She also serves as the primary legal advisor to Eastern’s Board of Directors, Chief Executive Officer and senior management. She is responsible for serving as Secretary to the Boards of Directors of Eastern Bankshares, Inc. and Eastern Bank, directing all governance activities for Eastern Bankshares, Inc., Eastern Bank and their respective subsidiaries. Ms. Henry, who began serving as Chief Human Resource Officer in November 2020, also leads all aspects of talent acquisition and development and compensation and benefits, and is part of the leadership team focused on diversity, equity and inclusion. Before joining Eastern, she was General Counsel and before that Deputy General Counsel of Plymouth Rock Assurance Corporation, and a litigation partner at Choate, Hall & Stewart LLP, specializing in insurance and reinsurance litigation. Ms. Henry serves on the board of directors of the Political Asylum Representation Project, the Advisory Board for the Northeastern University School of Law’s Women in the Law Conference, as trustee of the Boston Bar Foundation and has served on numerous committees of the Boston Bar Association. She earned a B.A. in journalism from Boston University and a J.D. from Northeastern University School of Law.

Timothy J. Lodge - President and Chief Executive Officer, Eastern Insurance Group LLC

Timothy J. Lodge is the President and Chief Executive Officer of Eastern Insurance Group LLC (“EIG”), a wholly owned subsidiary of Eastern Bank, a role he has held since January 1, 2022. He previously served as Executive Vice President, Director of Commerical Lines for EIG from August 2019 to December 2021. Mr. Lodge joined EIG in July 2013 as Senior Vice President, Commercial Lines Sales Executive, and was promoted to Senior Vice President, Commercial Lines Sales Director in July 2017. He subsequently served as Executive Vice President, Commercial Lines Sales Director from February 2019 to May 2019 and served as Executive Vice President, Commercial Lines Director of Major Accounts from May 2019 to August 2019. Mr. Lodge has a bachelor's degree from Fairfield University.

Matthew A. Osborne - Executive Vice President, Senior Commercial Banking Officer, Eastern Bank

Matthew A. Osborne is Executive Vice President, Senior Commercial Banking Officer responsible for the bank’s Commercial Real Estate & Community Development, a position he has held since March 2019. He is responsible for services that include investor commercial real estate, non-profit, affordable housing, and tax credit sponsored financing. Mr. Osborne joined Eastern Bank in February 1998 after beginning his career with The Hibernia Savings Bank in Quincy. From 1998 until his promotion to SCBO in March 2019, he moved from a CRE Lender to a CRE Team Leader/Group Head. Mr. Osborne is actively engaged across the South Shore, and serves as a board member with both the Metro South Chamber of Commerce and the South Shore Hospital Charitable Foundation. He is a founding member of the Brockton Partnership, a group dedicated to furthering economic development in the City of Brockton. He earned his B.A. degree from Boston College.

Nancy Huntington Stager - President and Chief Executive Officer of the Eastern Bank Foundation; Executive Vice President, Eastern Bank

Ms. Stager is President and Chief Executive Officer of the Eastern Bank Foundation, an affiliate of the Company, and is Executive Vice President of Eastern Bank. Ms. Stager joined Eastern Bank in 1995 as Senior Vice President, Chief Human Resources Officer, and was promoted to Executive Vice President in 2008. She served as Chief Human Resources Officer until November 2020. Ms. Stager has led the Eastern Bank Foundation since 2001 and was appointed its first President and Chief Executive Officer in July 2019 In this role, she leads Eastern's philanthropy, volunteerism programming, and civic advocacy. Ms. Stager leads efforts to provide financial assistance and volunteers to support non-profit organizations across Eastern Bank’s market area. She serves as a leading advocate for social justice issues in line with Eastern Bank’s advocacy platform. She is Board President for the Foundation for Business Equity, a private operating foundation started through a grant from Eastern Bank Foundation, which works with Black and Latinx businesses to build capacity and facilitate access to capital and contracts to enable growth. Ms. Stager serves on a number of community boards across the Greater Boston area. Ms. Stager earned a B.S. in Industrial and Labor Relations from Cornell University.

Daniel J. Sullivan - Executive Vice President, Chief Credit Officer of Eastern Bank

Mr. Sullivan is Executive Vice President and Chief Credit Officer of Eastern Bank. Mr. Sullivan joined Eastern Bank in 1996 as Director of Managed Assets and was promoted to Chief Credit Officer in 2001. He oversees all credit underwriting, credit training, managed assets and default management for the Bank. He also serves as chair of the Credit Policy and Credit Committee, where credit policies and larger credit requests are approved. In addition, he oversees all loan portfolio reviews. Prior to joining Eastern Bank, Mr. Sullivan was a vice president at Shawmut Bank, where he worked in loan workout and as a commercial relationship manager. Mr. Sullivan is an active member of the Risk Management Association (“RMA”) at the national and local levels and is certified by the RMA in credit risk management. He earned a B.S. in Economics from the University of Lowell.

Donald M. Westermann - Executive Vice President, Chief Information Officer of Eastern Bank

Mr. Westermann is an Executive Vice President and the Chief Information Officer at Eastern Bank. He joined Eastern in 2007 as Senior Vice President, Technology Engineering & Operations, a position he held until 2010. He served as Senior Vice President, Chief Technology Officer from 2010 to 2015, when he was promoted to Executive Vice President, Chief Information Officer. Currently, he leads the Technology, Operations and Eastern Labs Teams, and is responsible for all aspects of the technology, operations and innovation strategy for Eastern, including digital, cyber-security, innovation, software engineering, data management, and delivery. Prior to joining Eastern, Mr. Westermann served as a Senior Manager with Grant Thornton and before that served as a consultant with Arthur Andersen, in each case in positions focused on technology and management information systems. Mr. Westermann earned a B.S. in Business Administration and Management Information Systems from Villanova University and an MBA from the Sloan School of Management of the Massachusetts Institute of Technology.

Sujata Yadav - Executive Vice President, Chief Marketing Officer, Eastern Bank
Sujata Yadav is Executive Vice President, Chief Marketing Officer, a role she has held since August 2021. Ms. Yadav joined Eastern as Senior Vice President, Consumer Lending Director in 2017, where she was responsible for delivering Eastern Bank's first, fully integrated online platforms for unsecured lending and home equity. Her responsibilities were expanded in 2019 to include product marketing and analytics, which have improved Eastern’s product marketing and performance measurement capabilities. Ms. Yadav also serves as co-chair of Eastern’s Asian American Professional Collective, and has been actively participating in Eastern’s “Road To Equity” plan and diversity, equity and inclusion efforts. Prior to Eastern, Ms. Yadav worked at Citibank N.A. for 14 years in both national and international leadership roles across the consumer bank where she had responsibility for integrated omni-channel marketing, product development and portfolio optimization strategies. She has a bachelor's degree in Commerce from the University of Rajasthan and an MBA from IIM (Indian Institute of Management), Lucknow. Ms Yadav is a member of the Board of Directors for the United Way of Mass Bay and Merrimack Valley and also serves on the Board of Advisors for Winchester Hospital.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis (“CD&A”) describes the objectives and elements of the Company’s executive compensation program and discusses the 2021 compensation earned by our NEOs listed below. It also explains the rationale for the Compensation Committee’s 2021 executive compensation decisions. Under SEC rules, our NEOs for 2021 were:

Executive Officer	Title
Robert F. Rivers	Chief Executive Officer and Chair
Quincy L. Miller	President and Vice Chair
James B. Fitzgerald	Chief Financial Officer, Chief Administrative Officer & Treasurer
Jan A. Miller	Former Vice Chair, Chief Commercial Banking Officer of Eastern Bank (1)
John F. Koegel	Former President & Chief Executive Officer of Eastern Insurance Group LLC; Executive Vice President, Eastern Bank (2)
(1) Mr. Miller served as the Vice Chair and Chief Commercial Banking Officer of Eastern Bank until December 31, 2021. He retired from the Company, effective January 1, 2022. Mr. Miller is referred to herein as “Mr. J. Miller” and Quincy Miller, our President and Vice Chair, is referred to as “Mr. Q. Miller”.
(2) Mr. Koegel served as the President & Chief Executive Officer of Eastern Insurance Group LLC and Executive Vice President, Eastern Bank until December 31, 2021. Mr. Koegel stepped down as an executive officer of the Company effective January 1, 2022, and has remained a part-time employee in an advisory role.

Executive Summary

Business Overview

We are a Massachusetts-chartered bank that has served the banking needs of our customers since 1818. Eastern had a milestone year in 2021, which was our first full year as a publicly traded company and in which we completed the largest acquisition in our over 200 year history by acquiring Century Bancorp, Inc. (“Century”) in the fourth quarter. Despite the acquisition, we achieved record financial results in 2021, enabled by our commitment to our business philosophy: to operate as a diversified financial services enterprise providing a broad array of banking and other financial services primarily to retail, commercial and small business customers. Highlights from 2021 include:

•We had total assets of $23.5 billion and $16.0 billion at December 31, 2021 and 2020, respectively, representing an increase of 47%.
•We manage our business under two business segments: our banking business, which contributed $531.1 million (which is 84.5% of our total income for the year ended December 31, 2021), and our insurance agency business, which contributed $97.2 million (which is 15.5% of our total income for the year ended December 31, 2021). Our banking business consists of a full range of banking, lending (commercial, residential and consumer), savings and small business offerings, including our wealth management and trust operations that we conduct through our Eastern Wealth Management division.
•Net income for 2021 (computed in accordance with generally accepted accounting principles in the United States (“GAAP”)) was $154.7 million, as compared to $22.7 million for 2020. Net income for 2021 and 2020 included items that are considered noncore, which are excluded for purposes of assessing operating earnings. Operating net income, a non-GAAP financial measure, for 2021 was $165.9 million compared to operating net income of $102.1 million for 2020 representing a 62.4% increase. This increase was largely driven by a decrease in our provision for allowance for loan losses, which is attributable to greater prior period provisions that resulted from the impact of the COVID-19 pandemic on our borrowers during such periods, and current period releases of allowance for loan losses totaling $9.7 million.
•Deposits increased by $7.5 billion, or 61.5%, to $19.6 billion at December 31, 2021 from $12.2 billion at December 31, 2020. This increase was primarily the result of our acquisition of Century, through which we acquired $6.1 billion in total deposits. Excluding such deposits acquired from Century, demand deposits, money market deposits and interest checking deposits, the deposit types which primarily contributed to the increase in legacy deposits (e.g., deposits not acquired from Century) increased $0.4 billion, $0.6 billion and $0.7 billion, respectively. As of June 30, 2021, our deposit market share position was fifth in the Boston Metropolitan Statistical Area.

Operating net income, also known as net operating earnings, is a non-GAAP financial measure that is derived from net income calculated in accordance with GAAP. This non-GAAP financial measure is not meant to be considered superior to or a substitute for net income prepared in accordance with GAAP. We believe this measure allows us to compare results consistently between periods and to exclude certain items that may not be indicative of our core business, operating results or future outlook. A reconciliation of net operating earnings presented above to the most comparable GAAP financial measure is included in Annex A to this Proxy Statement. Our Compensation Committee uses MIP Net Income (as further defined below) as the key measure of the Company's performance as it relates to our short-term incentive compensation.

Compensation Highlights

2021 Executive Compensation Program Decisions

Executive compensation program decisions made in 2021, the Company's first full year as a public company, reflect the transitional status of the Company's efforts to adopt executive compensation programs that better align with public company compensation programs and shareholder value creation. In connection with the Company's 2020 conversion from a mutual to a publicly traded company (the “Conversion”), our Compensation Committee had begun to evaluate and make changes to certain aspects of the Company's executive compensation program in service of such efforts, a process which had begun with the 2020 freezing of the Company's long-term incentive plan (“LTIP”). In 2021, our Compensation Committee, with the support of its independent compensation consultant, Pearl Meyer, continued such review and changes to our executive compensation program in 2021, which included:

•the introduction of a new short-term management incentive compensation program for executives (“MIP”);
•a decision to freeze the Company's supplemental executive retirement plan (“SERP”) to new participants and cease accruing for benefits for then-current executive participants on earnings received after December 31, 2021; and
•the development of a new equity incentive compensation plan (“2021 Equity Plan”), which received approval of our shareholders on November 29, 2021 and replaced the frozen LTIP.

In making changes to the Company's executive compensation program, the Compensation Committee received input from management to ensure the changes align with the Company’s compensation philosophy of attracting, retaining and motivating high-caliber executives to achieve the short-term and long-term goals of the Company while creating long-term shareholder value.

In 2021, the Compensation Committee also developed an approach to provide “make-up” long-term incentive compensation to our executive officers, who had foregone two years of long-term incentive awards as part of the Company's ongoing transition of its compensation programs to those more suitable for a public company. This approach was partially implemented in 2021 and will be fully implemented in 2022. Finally, the Compensation Committee made compensation decisions under legacy executive compensation programs that were adopted when the Company was still a mutual holding company.

Accordingly, the Compensation Committee made the following decisions pertaining to the 2021 Executive Compensation Program in the following areas in order to attract, retain, motivate and reward our highly skilled, talented executives and also to align with its principles of equity and fairness:

Base Salary
Our NEOs did not receive a base salary increase in 2021. This decision was made based on a review of peer market data, as provided by Pearl Meyer and recognition of the challenges presented by the COVID-19 pandemic that caused the Company's financial results for 2020 to be lower than originally expected.

Annual Short-Term Incentives
Our NEOs' short-term incentives were earned under our newly-adopted MIP. Payouts for 2021 performance were above target and ranged from 108% of salary for Mr. Rivers, 68% of salary for each of Messrs. Q. Miller and Fitzgerald, and 54% of salary for each of Mr. J. Miller and Mr. Koegel. These awards reflect both the financial performance of the Company, which was strong despite challenges from the COVID-19 pandemic, the successful acquisition of Century, and the strong individual performances of the NEOs in successfully driving a number of key strategic initiatives.

Long-Term Incentives
No long-term incentive awards were granted in 2021, as part of the transition away from the legacy LTIP and the anticipation of equity awards to be granted in 2022 under the 2021 Equity Plan. Cash-based long-LTIP awards granted in 2017 matured on December 31, 2021. These legacy LTIP awards were designed to reward NEOs for executing on longer term financial performance (measured as growth in capital or retained earnings) and safety and soundness objectives in support of the Company’s strategic plan.

In addition, two NEOs received cash awards as replacements for missed long-term incentive consideration during 2021 (“Replacement LTI Awards”). These awards were made to Mr. J. Miller and Mr. Koegel, each of whom indicated their intent to retire as executive officers at the end of the year. Each had led strategic initiatives and made significant contributions to the Company's achievement of key milestones in 2020 and 2021 for the benefit of the Company's shareholders, which were years in which no long term incentive awards were made. Each also stood to miss out on receipt of the one-time long-term equity incentive awards expected to be granted in 2022. Accordingly, the Compensation Committee determined that the Replacement LTI Awards would constitute "make-up" long-term incentive awards for Messrs. J. Miller and Koegel.

Employment Agreements
Each of our NEOs has entered into change in control agreements that provides severance benefits upon the completion of a change in control event and termination (double-trigger). The agreements were put in place as part of the Company's Conversion (as defined below). In addition, the Company has entered into executive severance agreements with each of Messrs. Rivers and Q. Miller. No changes were made to any of these agreements in 2021.

Future Executive Compensation Program Decisions

On November 29, 2021, the Company received shareholder approval of the 2021 Equity Plan, which enables the Company to offer equity incentive compensation awards as a component of its executive compensation pay mix.

In February 2022, the Compensation Committee approved, and recommended that the Board approve with respect to Mr. Rivers, the grant of one-time equity incentive compensation awards to the Company's then-serving executive officers, including our NEOs Mr. Rivers, Mr. Fitzgerald and Mr. Q. Miller. For more information about these one-time equity incentive compensation awards, which were evenly split between time-based and performance-based awards and were granted as of March 1, 2022, see “Long-Term Equity Incentive Awards” within this CD&A section.

In future years, the Compensation Committee expects to set individual targets in connection with the grant of market-base annual equity incentive compensation awards to the Company's executive officers, which the Compensation Committee anticipates will include both time-based and performance-based awards. The first such awards are expected to be made in 2023.

Shareholder Advisory Votes on Executive Compensation

The Company highly values input from its shareholders and the Compensation Committee plans to incorporate this feedback when making compensation decisions going forward. At its 2021 annual meeting of shareholders (“2021 Annual Meeting”), the Company voluntarily sought an advisory say-on-pay vote and an advisory vote to hold such say-on-pay votes on an annual basis, although neither was a requirement of the Company, which was then an “emerging growth company” under SEC rules. At the 2021 Annual Meeting, our shareholders recommended that say-on-pay votes occur every year. The Compensation Committee has considered, and each year will consider, the results of the prior advisory vote as it reviews and determines the total compensation packages for our NEOs in the current year. In 2021, we received support for our NEO compensation program, as 95% of the total votes cast on the advisory vote on say-on-pay voted to approve the proposal.

In addition, the Company held a special meeting of shareholders on November 29, 2021 (“Special Meeting”) to seek shareholder approval of the 2021 Equity Plan. Of the total votes affirmatively cast at the Special Meeting, 92% voted to approve the 2021 Equity Plan.

Compensation Governance Practices

The Company has in place the following executive compensation best practices and policies which promote sound compensation governance and are in the best interests of our shareholders:

What We DO	What We Don’t Do
☑ Long-time independent Compensation Committee (including prior to being a publicly-traded company)	☒ No guaranteed incentive payments
☑ Performance-based variable compensation through formal incentive programs	☒ No uncapped non-sales incentive plans
☑ Annual incentive plan risk assessments	☒ No significant/excessive perquisites
☑ Benchmarking against a relevant peer group	☒ No tax gross-ups
☑ Double trigger for change in control payments	☒ No severance benefits exceeding 3x base salary and annual cash bonus
☑ Clawback policy
☑ Anti-hedging and pledging provisions
☑ Stock ownership guidelines
☑ Independent compensation consultant
☑ Limitations on chief executive officer's delegated authority to grant equity to employees

What Guides Our Program

Philosophy and Objectives of Executive Compensation

Our executive compensation philosophy is to attract, motivate, and retain the executive talent we need to achieve the short-term and long-term goals of the Company while creating long-term shareholder value through the implementation of sound compensation principles and policies. These principles include paying for performance, ensuring equity, fairness and non-discrimination in pay and compensation risk mitigation.

Elements of Compensation

Our executive compensation program is comprised of four key elements: base salary, annual short-term incentive awards, long-term incentive awards, and benefits. In 2022, the Compensation Committee introduced long-term equity incentive compensation awards for NEOs, although such awards were not part of our NEOs' 2021 compensation.

Element of 2021 NEO Compensation	How it is Paid	Key Objectives
Base Salary	Cash	Driven primarily by a NEO’s demonstrated value to the Company and market competitiveness, base salaries are reviewed annually and are set to attract and retain highly skilled, talented executives.
Annual Short-Term Incentive Awards	Cash	Incentivizes a NEO to achieve short term (annual) financial and strategic goals, with a pool funded by Company performance on key metrics determining award size, along with individual targets and performance
Long-Term Incentive Awards*	*	Most recently granted in 2019 under now-frozen LTIP. Long-term incentive awards provide incentives for NEOs to execute on longer term financial performance (growth in capital and more recently, retained earnings) and safety and soundness objectives in support of the Company’s strategic plan.
Benefits	Cash & Other
NEOs participate in a defined benefit pension plan, a 401(k) plan, an Employee Stock Ownership Plan (“ESOP”), limited perquisites and other personal benefits. Retirement benefits provide the ability for retirement savings and were the primary vehicle for long-term compensation as a mutual company. Perquisites were limited to those that assist the NEOs in the fulfillment of their duties.

* Grants were historically made under the legacy LTIP. The most recent LTIP awards were granted in 2019; no long-term incentive awards were made under the LTIP in 2020 or 2021 and none are anticipated in the future. Beginning in 2022, long-term incentive awards are granted as equity awards under the 2021 Equity Plan.

In connection with our IPO, the Company adopted the ESOP, as described further below. Our NEOs received their ESOP allocation for fiscal year 2021 in March of 2022, retroactive to December 31, 2021. The ESOP is not an incentive plan. Rather, shares purchased by the ESOP’s trustee for a particular year are allocated among eligible ESOP participants on the basis of each participant’s proportional share of compensation relative to the compensation of all participants. The size of an individual annual stock allocation to an ESOP participant is limited by applicable IRS rules. Dividends paid on shares held by participants in their ESOP accounts are automatically reinvested to acquire additional shares of Company common stock. Shares forfeited by participants are reallocated to remaining participants based on eligible compensation, in the same manner that shares are allocated for such year.

Pay Mix

Our executive compensation for 2021 included a mix of base salary, short-term incentive grants under the MIP and grant payouts from awards granted in 2017 under the now-frozen cash-based LTIP. For Messrs. J. Miller and Koegel, it also included the Replacement LTI Awards in consideration of their significant strategic contributions to the Company during the two years in which they missed LTIP awards, and their missed opportunity to receive future make-up long-term equity incentive awards due to their impending retirements as executive officers. The Company does not have a formal policy regarding the allocation of compensation for its NEOs among these three core compensation elements, nor has it adopted such a policy for future years when equity incentive compensation is included as a regular compensation element. A material portion of the targeted total compensation opportunity for each of our NEOs is directly tied to the financial performance of the Company relative to the applicable compensation plan and relative to the peer group noted below. The Chief Executive Officer’s compensation has a greater emphasis on variable compensation than that of the other four NEOs because his actions have a greater influence on the performance of the Company as a whole. For 2021, a significant amount of total direct compensation was variable: 73.5% for our Chief Executive Officer, Mr. Rivers, 62.3% for each of Messrs. Q. Miller and Mr. Fitzgerald, 59.6% for Mr. J. Miller and 44.2% for Mr. Koegel. For Messrs. J. Miller and Koegel, these percentages do not include the Replacement LTI Awards, because such awards were unique to 2021, are not a key component of the Company's long-term incentive compensation program, and do not constitute an element of the Company's typical pay mix.

2021 CEO Compensation

Process for Determining Executive Officer Compensation

The Role of the Compensation Committee

The Compensation Committee is composed entirely of directors who meet the Nasdaq standards for independence, including the heightened standards applicable to compensation committee members. The Compensation Committee oversees executive compensation of our executive officers, including our NEOs, and is comprised of independent, non-employee members of the Board of Directors. The Compensation Committee regularly reviews the structure of our executive compensation program to ensure it aligns with Company strategy, philosophy, market practices, risk tolerance and now that the Company is publicly traded, the interests of our shareholders. The Compensation Committee reviews compensation and performance of peer companies (detailed below) as it considers executive compensation. The Compensation Committee’s specific responsibilities are set forth in its charter, which can be found on the Company’s Investor Relations website at investor.easternbank.com under “Governance Documents” in the “Corporate Governance” section. The Compensation Committee approves all NEO compensation, other than that of our Chief Executive Officer, including base salary, short term incentives and long-term incentives. The Compensation Committee also recommends our Chief Executive Officer’s compensation, which is approved by the independent members of the Board.

The Role of Management

Select senior members of our management team attend regular meetings of the Compensation Committee at which executive compensation, Company performance, peer group, market and competitive compensation levels and compensation policies and practices are discussed, including in executive session without management present. However, only members of the Compensation Committee vote on decisions about compensation for our NEOs (other than our CEO). In addition, our Board of Directors votes on our Chief Executive Officer's compensation. Our Chief Executive Officer is not involved in decisions or deliberations about his own compensation, but he does make recommendations regarding non-CEO executive compensation in consultation with the Compensation Committee.

The Role of Our Independent Compensation Consultant

The Compensation Committee has the authority to engage its own advisors to assist it in carrying out its responsibilities. As part of its oversight of executive compensation and director compensation, the Compensation Committee seeks input from its independent compensation consultant. In connection with 2021 executive compensation decisions, the Compensation Committee engaged Pearl Meyer to advise the Compensation Committee on the amount and form of executive compensation. The independent compensation consultant reports directly to the Compensation Committee and does not provide any other services to the Company. The Compensation Committee has conducted an independence assessment of Pearl Meyer in accordance with SEC and Nasdaq listing rules. Based on this review and in reliance upon a letter from the firm confirming its independence based on factors set forth in the Nasdaq rules for compensation committee advisors, the Compensation Committee determined that Pearl Meyer is an independent advisor.

The Role of Peer Market Data

We believe that a competitive pay package is a critical tool in our efforts to attract and retain qualified executives. The Compensation Committee’s goal is to ensure that we continue to measure our compensation practices against organizations that compete with us for key executives, that are considered important benchmarks in our industry, and that are comparable in size and scope to our business.

For 2021, our compensation peer group included the following 19 companies, all of which were publicly traded commercial banks at the time of their selection to our peer group:

Ameris Bancorp.	First Midwest Bancorp Inc.	Provident Financial Services, Inc.
Atlantic Union Bankshares Corporation	Fulton Financial Corporation	NBT Bancorp Inc.
Berkshire Hills Bancorp Inc	Heartland Financial USA, Inc.	Northwest Bancshares, Inc.
Cadence Bancorporation	Independent Bank Corp.	Sterling Bancorp
Community Bank System Inc.	Independent Bank Group, Inc.	WSFS Financial Corporation
First Financial Bancorp.	Investors Bancorp Inc.
First Merchants Corporation	Old National Bancorp.

The Compensation Committee uses a criteria-based approach in selecting peer companies. The criteria includes: banks and thrifts on a national exchange, geography (U.S.-based and major metropolitan areas), financial institutions of similar size (asset size ranging from 0.5x to 2.0x the Company’s size), overlap with Eastern’s peer group, similar loan mix, and comparable market capitalization.

For 2021, the Compensation Committee, with the assistance of Pearl Meyer, refreshed the Company's peer group to reflect its status as a public company as of October 2020. As part of the peer group refresh, Banc of California, Inc., Boston Private Financial Holdings, Columbia Banking Systems, Inc., CVB Financial Corporation, NBT Bancorp., Pacific Premier Bancorp, Inc., Umpqua Holdings Corporation and Webster Financial Corporation were removed. In their stead, the Compensation Committee added Ameris Bancorp, Cadence Bancorporation, First Financial Bancorp., First Merchants Corporation, Heartland Financial USA, Inc., Independent Bank Group, Inc., Northwest Bancshares, Inc., Old National Bancorp, Sterling Bancorp. and WSFS Financial Corporation to the peer group.

In addition to peer group data, the Compensation Committee also considers other factors when setting NEO compensation including the skill sets of the NEOs, their individual performances, Company performance, retention risk, their tenure with the Company and succession planning.

Our 2021 Executive Compensation Program in Detail

Base Salary

As noted above, base salaries of our NEOs are set at a level to maintain market competitiveness in attracting and retaining highly skilled, talented executives. Base salaries of NEOs are reviewed annually by the Compensation Committee, and any increases are driven primarily by a NEO’s demonstrated value to the organization and tenure in the position, as well as internal equity and market competitiveness. Merit increases are awarded based on individual performance, and are made in accordance with a merit budget, which is determined annually based on market conditions and the Company’s overall budget. Separate merit increases may be established for different positions or levels, based on market conditions. For 2021, the Compensation Committee approved no salary increases for the NEOs. Their decision not to increase base salaries for 2021 was not a reflection of any of the NEO's individual performances; rather, it reflected that the Company's 2020 financial performance was negatively impacted by the COVID-19 pandemic. For fiscal year 2022, the Compensation Committee has approved no base salary increase for Mr. Rivers and 2.6% increases for each of Messrs. Q. Miller and Fitzgerald.

	Fiscal Year 2020 Salary	Fiscal Year 2021 Salary	Percentage Increase
Robert F. Rivers Chief Executive Officer and Chair of the Board of Directors	$995,000	$995,000	—%
Quincy L. Miller President and Vice Chair	$575,000	$575,000	—%
James B. Fitzgerald Chief Administrative Officer, Chief Financial Officer and Treasurer	$575,000	$575,000	—%
Jan A. Miller Former Vice Chair, Chief Commercial Banking Officer	$480,000	$480,000	—%
John F. Koegel Former President & Chief Executive Officer of Eastern Insurance Group LLC	$400,000	$400,000	—%

Annual Short-Term Incentive Plan

In May 2021, the Compensation Company terminated the Company's then-existing management incentive plan, under which our NEOs' annual performance-based short-term cash incentives had been made for 2020, and approved a new short-term management incentive plan, referred to as the MIP, effective January 1, 2021. The Compensation Committee believes its adoption of the MIP further aligns its executive officers with shareholder value creation, since its design is intended to better control the Company’s short-term incentive compensation expense, as compared to its predecessor plan’s design.

The MIP provides for the payment of annual cash incentive awards to the Company’s Chief Executive Officer, its other NEOs, members of its management committee, and select management employees (“Participants”). Individual payouts are determined by measurement against one or more corporate performance measures (“Company Performance Measures”) and individual performance goals over a performance measurement period, beginning January 1 and ending December 31 (“Plan Year”). Company Performance Measures are approved by the Compensation Committee and annual targets with respect to such performance measures are established by the Board of Directors. Individual performance goals are established annually by each NEO and approved by his or her manager, except that the individual performance goals of the Chief Executive Officer are approved by the Compensation Committee. Each Plan Year, a Participant is assigned a target award amount as a percentage of base salary, based on job responsibilities and market data. For the Chief Executive Officer and the other NEOs, target awards amounts are established by the Compensation Committee.

All awards are paid from a funding pool. For each Plan Year, the target funding pool (“Target Funding Pool”) is an amount equal to the sum of all Participants’ target awards for the year. Following completion of a Plan Year, the Compensation Committee determines performance against the applicable Company Performance Measure, including whether minimum performance thresholds have been met. The funding pool from which awards under the MIP (“MIP Awards”) are actually paid (“Actual Funding Pool”) is an amount that is based on the Target Funding Pool but is adjusted based on the Company’s performance against the Company Performance Measures for such year. The Compensation Committee may adjust the level or nature of Corporate Performance Measures to accommodate non-recurring events not contemplated when such measures were originally set, such as an acquisition by the Company and has the sole discretion to adjust the Target Funding Pool and/or the Actual Funding Pool amounts upward or downward, based on market factors, corporate events, future performance outlook, or any other situation it may deem appropriate.

Individual awards under the MIP are determined by (1) the Actual Funding Pool as approved by the Compensation Committee based on performance against the Corporate Performance Measure, and (2) Participants’ overall achievement rating (on a scale of 1-5) in performance of their individual goals, subject to payout ranges as a percent of target set forth in the MIP document and applicable limitations on payouts to the NEOs. Individual MIP Awards are paid out of the Actual Funding Pool. The MIP Awards for the Company’s executive officers other than the CEO are approved by the Compensation Committee. The MIP Award for the CEO is approved by the independent members of the Board of Directors, upon recommendation from the Compensation Committee. For the NEOs, the Compensation Committee used its discretion to make payouts to NEOs under the MIP at 135% of the MIP Net Income Target (as defined below).

Corporate Performance Measure

For 2021, the Corporate Performance Measure was net income for the fiscal year ended December 31, 2021, as may be adjusted to accommodate non-recurring events (“MIP Net Income”). The Compensation Committee chose MIP Net Income because it believes that it is a useful metric in understanding the Company’s earnings without the effects of certain events, items and transactions that management believes are unrelated to its core business and are therefore not necessarily indicative of its current performance or financial position.

The Compensation Committee established a range of funding for the Actual Funding Pool based on the Company’s actual MIP Net Income results relative to a specified performance target (“MIP Net Income Target”). The range of funding for the Actual Funding Pool was scaled such that performance above the MIP Net Income Target would yield a greater payout and performance below the MIP Net Income Target would yield a lesser payout. The Compensation Committee also established a minimum performance threshold of 80% of the MIP Net Income Target to fund awards to our management committee, which includes our NEOs, and a minimum performance threshold of 50% of the MIP Net Income Target to fund awards to the rest of Participants. This scaled approach was intended to ensure that our financial results were the key element of the funding framework.
In 2021, the Company generated $154.7 million in net income. For purposes of determining the Company’s level of achievement, the Compensation Committee adjusted for the after-tax impact of one-time charges related to the Company’s acquisition of Century, which resulted in MIP Net Income of slightly above $175.0 million. The Compensation Committee did not make any adjustments for the impact of the COVID-19 pandemic on the Company’s financial results. Pursuant to the previously established funding ranges, the level of the Company’s achievement of MIP Net Income represented performance equal to 135% of the MIP Net Income Target. Accordingly, the Board of Directors determined that the Corporate Performance Measure had been met and the Actual Funding Pool was funded at a level that corresponded to 135% of the MIP Net Income Target.

Individual Performance Goals
At the beginning of 2021, the Compensation Committee established individual performance goals for the CEO, and each NEO likewise set individual performance goals that aligned with the CEO’s goals, all as described below. For 2021, each of our NEOs’ individual performances were highly regarded and rated and contributed to the overall successful performance of the Company.

Mr. Rivers

For 2021, Mr. Rivers' individual performance goals consisted of the achievement of 2021 business plan objectives, integration of Century acquisition, commercial banking, insurance business, and marketing leadership succession, further development of DE&I, innovation and analytics initiatives, and community and industry leadership. The Compensation Committee determined that Mr. Rivers had achieved each of these goals at a high level, because in 2021, the Company, under Mr. Rivers's strategic vision and leadership, executed on its goal of pursuing opportunities to acquire banks in its existing and contiguous markets by acquiring Century; successfully integrated Century into its operations; identified and announced new leaders for its commercial banking, insurance business, and marketing groups, which delivered on succession plan objectives; launched the Company's “Road to Equity” action plan, which reflects greater intentionality in increasing DE&I across a number of areas of the Company; and advanced the Company's focus on leveraging technology to enhance customer experience and drive operating efficiencies and continued investment in fintech opportunities. The Compensation Committee also determined that Mr. Rivers, who also serves as the chair of the board of trustees of the Foundation, had met his individual performance goal with respect to community and industry leadership, after it considered that for 2021, the Foundation had made $15 million in contributions and grants, including $3.4 million in relief related to the COVID-19 pandemic.

Mr. Q. Miller

Mr. Q. Miller's individual performance goals for 2021 were the achievement of 2021 business line objectives, integration of Century acquisition, commercial banking and marketing leadership succession, further development of DE&I initiatives and community and industry leadership. Due to Mr. Q. Miller's significant contributions to the Company's acquisition and successful integration of Century into its operations; his leadership of the consumer and business banking and wealth management lines of business, including record annual sales levels by the latter; his role in identifying and transition planning for new leaders for the commercial banking and marketing groups; his significant contributions to the launch of the Company's Road to Equity action plan; and his leadership as a founder of the New Commonwealth Racial Equity and Social Justice Fund, which provides grants and other essential support to community groups and coalitions in the Commonwealth of Massachusetts that are working to fight racism, the Compensation Committee determined that Mr. Q. Miller had achieved each of his individual performance goals at a high level.

Mr. Fitzgerald

Mr. Fitzgerald's individual performance goals for 2021 included the achievement of 2021 business plan objectives, integration of Century acquisition, development and execution of capital management programs, further development of DE&I, innovation and analytics initiatives, and maintenance of strong compliance and control environment. Because of Mr. Fitzgerald's significant role in negotiating and completing the Century acquisition; his leadership in integration of Century's operations into that of the Company; his spearheading of the deployment of capital, including the payment of quarterly cash dividends to the Company's shareholders and implementation of the Company's inaugural share repurchase program; his work with our Chief Information Officer to plan for the adoption of a new broad-based technology solution related to digital account opening experience; and his management of the Company's Finance department and collaboration with the Company's chief audit executive, its Sarbanes-Oxley controls group and its external auditor to maintain a strong compliance and control environment at the Company in its first full year as a public company, the Compensation Committee determined each of Mr. Fitzgerald's individual performance goals had been achieved at a high level.

Mr. J. Miller

Mr. J. Miller's individual performance goals for 2021 included the achievement of 2021 business line objectives with respect to commercial banking, integration of Century within the Company's commercial banking operations, and leadership succession for the Company's commercial banking business line. In evaluating Mr. J. Miller's performance against such individual performance goals in 2021, the Compensation Committee considered that the Company had achieved a strong level of annual organic growth with respect to commercial loans, excluding the impact of loans made under the U.S. Small Business Administration's Paycheck Protection Program (“PPP”), under Mr. J. Miller's leadership; Mr. J. Miller's leadership in integrating Century's commercial banking operations into that of the Company; and his significant work to identify and develop future leaders of the commercial banking group and engage in related transition planning. The Company is well-positioned in 2022 to build on the organic growth of its commercial banking business, which is a key component of its strategy, as a result of Mr. J. Miller's leadership. Following such evaluation, the Compensation Committee determined that Mr. J. Miller had achieved each such individual goal at a high level.

Mr. Koegel

Individual performance goals for 2021 for Mr. Koegel included the achievement of 2021 business line objectives, integration of insurance agency acquisitions, and insurance business leadership succession. Although the Company's insurance business segment's annual revenues were impacted by a seasonal decline in revenues the fourth quarter, the Compensation Committee determined that Mr. Koegel had met his business line objectives goal because the segment acquired two insurance agencies in 2021 and developed a strong pipeline of potential acquisition targets, which aligned with the Company's strategy to pursue opportunistic acquisitions. The Compensation Committee also considered Mr. Koegel's leadership in the successful integration of both acquisition targets into the Company's insurance business, and his role in identifying and developing future leaders of the insurance group and related transition planning. As a result of Mr. Koegel's efforts in 2021, the Company's insurance business is well-positioned to continue its stated strategy of growth by acquisition. Following such evaluation, the Compensation Committee determined that Mr. Koegel had achieved each such individual goal at a high level.

At the beginning of 2021, the Compensation Committee also established MIP targets and maximums for the NEOs’ 2021 MIP awards as described below. Notwithstanding such individual targets and maximums, our NEOs would not receive a MIP award if the Company’s performance achievement of MIP Net Income had been less than 80% of the MIP Net Income Target.

Annual Short-Term Incentive Plan - Target and Maximum Award Opportunity
	Target Award as % of Base Salary (1)	Total Award at Target	Maximum Award as % of Base Salary (1)	Total Award at Maximum	Maximum % of Target Award
Robert F. Rivers	80%	$796,000	120%	$1,194,000	150%
Quincy L. Miller	50%	$287,500	80%	$460,000	160%
James B. Fitzgerald	50%	$287,500	80%	$460,000	160%
Jan A. Miller	40%	$192,000	70%	$336,000	175%
John F. Koegel	40%	$160,000	80%	$320,000	200%
(1)For purposes of MIP calculations, “Base Salary” refers to a NEO's year-end base salary rate

Because the MIP was newly adopted in 2021 and represented a shift in our Company’s approach to short-term incentive compensation that reflected its new status a public company, and to drive cultural alignment amongst our employees with respect to the MIP’s pool funding concept, the Compensation Committee, with management’s support, exercised its discretion to grant MIP Awards to each NEO equal to 135% of their individual target award amounts, which was the same level of achievement as the Company’s achievement against the MIP Net Income Target. Accordingly, the Compensation Committee approved the MIP awards described below:

	MIP Award Earned in 2021 ($) (1)	MIP Award as % of Target Award	MIP Award as % of Base Salary (2)
Robert F. Rivers	$1,075,000	135%	108%
Quincy L. Miller	$388,000	135%	68%
James B. Fitzgerald	$388,000	135%	68%
Jan A. Miller	$259,200	135%	54%
John F. Koegel	$216,000	135%	54%
(1) For purposes of MIP calculations, “Base Salary” refers to a NEO's year-end base salary rate

Long-Term Incentive Compensation

The Company's philosophy on long-term incentive compensation is to grant awards that provide incentives for NEOs to execute on longer term financial performance. For 2021, our NEOs received payouts of awards granted in 2017 under the Company's legacy LTIP, increased by a modifier approved by the Board of Directors in accordance with the terms of the LTIP. The Compensation Committee also took steps to transition our long-term incentive compensation program to an equity-based program.

Legacy LTIP Awards under Frozen Plan

The LTIP is a legacy cash-based deferred compensation plan designed to link incentive compensation of NEOs and (other selected executive and senior officers) to the growth of Eastern’s capital or, at the discretion of the Compensation Committee for awards paid out after our 2020 IPO, Eastern’s adjusted retained earnings.

As described above, the LTIP was “frozen” in 2020 and the most recent awards under it were made in 2019. Under the terms of the LTIP, our NEOs will receive payouts in 2022 and 2023 for awards made in 2018 and 2019 (“Outstanding LTIP Awards”), respectively. All our NEOs are fully vested in all of their Outstanding LTIP Awards.

Vesting of Previous LTIP Awards

LTIP awards were granted by the Compensation Committee based on targets for cash compensation over a five-year grant cycle and represent a percentage of the NEO’s base salary in the year granted. The LTIP awards granted in 2017 LTIP (“2017 LTIP Awards”) matured December 31, 2021 and were paid in March 2022 (including interest from the maturity date through the payment date). The target amounts represented 70% of 2017 base salary for Mr. Rivers, 60% of 2017 base salary for Messrs. Q. Miller, Fitzgerald and J. Miller, and 25% of 2017 base salary for Mr. Koegel. These cash payments are therefore shown in the Summary Compensation Table as part of the NEOs' compensation for 2021.

The value of the 2017 LTIP Awards paid for 2021 and the Outstanding LTIP Awards are based primarily upon growth in the Company’s capital or adjusted retained earnings, as applicable, and are not tied to the value of our common stock. In calculating the growth in capital and adjusted retained earnings for periods after the IPO for purposes of determining LTIP target amounts, our Board of Directors excludes the proceeds from our IPO, as well as a theoretical return on the reinvestment of such proceeds partially offset by any direct and indirect costs of the offering, including incremental expenses required by the Conversion in connection with the IPO. After the five-year grant cycle for a particular LTIP award ends, the final appreciation is determined based on the cumulative growth in the Company’s capital or adjusted retained earnings, as applicable. In addition, the Board of Directors may apply a modifier in its discretion based on the Company's performance. The modifier can increase or decrease the value of the LTIP awards by up to 20%, as applied to the cumulative appreciation, to determine the final value of the LTIP awards then due to be paid. The two factors used by the Board of Directors to determine the application of the modifier are the Company’s performance as of September 30 during a five-year period relative to the group of peer banks, as measured against a scorecard of financial and operating measures reflective of the Company’s earnings, asset quality, capital and reserve and liquidity (“balanced scorecard”) and the Board of Directors’ assessment of management’s performance during the prior five-year period, using an assessment framework of the FDIC Safety & Soundness Exam ratings, which is similar to the six-factor Uniform Financial Institutions Rating System commonly referred to as CAMELS ratings.

2021 LTIP Award Payments

In March 2022, our NEOs received payments for 2017 LTIP Awards, which amounts include interest paid thereon from the maturation through the payment date. The value of the 2017 LTIP Awards was based on adjusted capital growth rate of 48.76% for the applicable five-year period (December 31, 2016 through December 31, 2021). The 2017 LTIP Awards also reflected the Board of Directors' application of a +15% modifier, as recommended by the Compensation Committee. The modifier was based on (a) the Company’s balanced scorecard results relative to peers, in which the Company tied with three others for seventh place out of 19 total peers; and (b) a five-year lookback of the Company's performance on the FDIC Safety & Soundness Exams for 2016 through 2020. The Board of Directors assessed such performance and adopted the +15% modifier.

The table below shows the value of the 2017 LTIP Awards for Messrs. Rivers, Q. Miller, Fitzgerald, J. Miller and Koegel, as well as the estimated values as of December 31, 2021 of the Outstanding LTIP Awards. The value of the Outstanding LTIP Awards will change, as described above, based primarily on the cumulative growth in our capital or adjusted retained earnings, as applicable. Such values are likely to increase over time under the terms of the LTIP, as has occurred in past years with prior awards.

Long-Term Incentive Plan Payments (Grant Year / Payment Year)

	Granted 2017 Payable in 2022 (1)	Granted 2018 Payable in 2023 (2)	Granted 2019 Payable 2024 (2)	Total
Robert F. Rivers	$1,682,136	$1,260,720	$757,200	$3,700,056
Quincy L. Miller	$560,712	$463,500	$252,400	$1,276,612
James B. Fitzgerald	$560,712	$463,500	$252,400	$1,276,612
Jan A. Miller	$448,570	$370,800	$189,300	$1,008,670
John F. Koegel	$100,928	$92,700	$78,875	$272,503

(1)These amounts include interest paid thereon from the date of maturation through the date of payment.
(2)Values for the Outstanding LTIP Awards are estimated as of December 31, 2021 and are likely to increase under the terms of the LTIP.

Transition of Long-Term Incentive Compensation

As described above, the Compensation Committee began planning for the transition of the Company's long-term incentive compensation program to be more aligned with public company compensation practices and shareholder value creation by freezing the LTIP in 2020. As a result of this decision, our executive officers did not receive long-term compensation awards for 2020 or 2021. The Compensation Committee anticipated replacing the LTIP with an equity-based long-term incentive compensation program, following the Company's IPO and shareholder approval of an equity incentive compensation plan, and likewise anticipated that the then-current LTIP participants, including our NEOs, would be granted “make-up awards” that compensated them for two years of missed awards. However, the timing of the Company's adoption of an equity-based incentive compensation program was constrained by applicable state banking regulations, which prohibited the adoption of such a plan for a full year following the Company's October 2020 IPO, and the requirement to seek shareholder approval of an equity plan in accordance with applicable SEC and Nasdaq rules. Both constraints meant that the 2021 Equity Plan was not adopted until the end of the fourth quarter of 2021.

Equity awards under the 2021 Equity Plan were granted to NEOs beginning in 2022. The Compensation Committee determined to make one-time equity incentive awards to senior management in 2022 in part to “make-up” for the two years of missed long-term incentive compensation. The Compensation Committee intends to make long-term incentive grants of market-based annual equity awards under the 2021 Equity Plan beginning in 2023. For more information about these one-time equity awards, see “Long-Term Equity Incentive Awards” below.

In 2021, Messrs. J. Miller and Koegel each indicated their intention to step down as executive officers after the end of the year. Each had a considerable impact on the success of our Company during their tenures, most especially during the two years during which long-term incentive awards were not granted. Each had led critical lines of the Company's business, respectively, which contributed to the Company's financial and operating results, and advanced the Company's strategic initiatives, including its IPO and acquisition of Century. The Company's shareholders have benefited from the efforts of each of Messrs. J. Miller and Koegel in 2020 and 2021, including:

•Mr. J. Miller, who has led our commercial banking group since our acquisition of Wainwright Bank in 2010 grew the Company's commercial banking business to achieve strong levels of disciplined organic growth, including 7% growth on annualized basis for 2021 (excluding the impact of PPP loans), which is aligned with the Company's key areas of strategic focus. He also facilitated its expansion into different industry verticals in connection with the Century acquisition, and identified and developed new leaders within our commercial banking group, which resulted in a smooth leadership transition.
•Mr. Koegel, who was named president and chief executive officer of our Eastern Insurance Group LLC subsidiary, referred to as EIG, in 2019, had been with EIG since 2003, during which time it has grown to be the 34th largest property and casualty agency in the United States. The Company's insurance business remained robust under Mr. Koegel's leadership and has provided the Company with a meaningful diversification of its revenue streams, particularly in 2020. He was also instrumental in developing a specialized team that identifies and sources potential strategic transactions in the insurance industry, which represents a key strategic initiative of the Company. EIG completed two insurance agency acquisitions in 2020 and two more in 2021. Mr. Koegel has remained in a part-time, non-executive officer role to continue identifying future insurance agency acquisitions.

Each had served as a critical member of the executive management team that had guided our Company through many key milestones, including most significantly, its IPO in 2020 and the largest acquisition in its history of Century in 2021. Notably, although the significant contributions of Messrs. J. Miller and Koegel in 2020 and 2021 benefited the Company's shareholders, neither received long-term incentive awards for such efforts in either year due to the Company's decision to freeze the LTIP. Despite awareness of the potential to receive one-time “make-up” equity awards in 2022, Messrs. J. Miller and Koegel each made the personal decision to step down from their strategic roles at the end of 2021.

Due to their impending departures, Messrs. J. Miller and Koegel would not have been eligible to receive the one-time equity incentive awards that the Compensation Committee intended to grant in 2022. Therefore, in order to fairly compensate them for having missed out on long-term incentive compensation awards in 2020 and 2021, the Compensation Committee approved the Replacement LTI Awards in the amounts of $2,000,000 for Mr. J. Miller and $1,500,000 Mr. Koegel. The Compensation Committee's decision to approve the Replacement LTI Awards reflects its consideration of unique circumstances related to timing of their departure as executive officers, the transitional state of the Company's long-term incentive compensation program in 2021, and principles of equity and fairness. The Replacement LTI Awards were paid in 2021 and are not considered severance payments. As incentive compensation, the Replacement LTI Awards are subject to the Company's Clawback Policy (as described further below). The Compensation Committee does not consider cash payments or awards to be a component of the Company's long-term incentive compensation program and does not intend to make any future cash payments as part of long-term incentive compensation of our NEOs.

Long-Term Equity Incentive Awards

Equity incentive awards were not part of our NEO compensation program in 2021 due to the timing of the adoption of the 2021 Equity Plan. The Compensation Committee determined to grant one-time equity incentive compensation awards to the Company's executive officers then serving, including Mr. Rivers, Mr. Fitzgerald, Mr. Q. Miller and certain other employees (“One-Time Equity Award Recipients”) as a means to make-up for two missed years of long-term incentive awards for 2020 and 2021 and also to reflect a 2022 award. Such awards were also intended to recognize One-Time Equity Award Recipients' significant efforts and achievement in connection with the IPO, the Company's recent acquisition of Century, and other key Company milestones achieved over the last several years. Accordingly, the size and terms of such awards reflected such considerations.

In February 2022, the Compensation Committee approved, and with respect to Mr. Rivers, recommended that the Board approve, these one-time equity incentive compensation awards under the 2021 Equity Plan (“One-Time Equity Awards”) to the One-Time Equity Award Recipients, such awards to be granted on March 1, 2022. In approving the One-Time Equity

Awards to Messrs. Fitzgerald and Q. Miller, and recommending that the Board approve a One-Time Equity Award to Mr. Rivers, the Compensation Committee also considered that the SERP, in which they participate, had been frozen as of December 31, 2021, and that as a result, the Company would not be making any further additional contributions on their behalf after the Plan Freeze Date (as defined below).

In determining to grant One-Time Equity Awards, the Compensation Committee approved an aggregate award amount (“Equity Award Amount”) for each One-Time Equity Award Recipient and further determined that 50% of the Equity Award Amount would be granted as an award of restricted stock units (“One-Time RSU Award”) and 50% would be granted as two awards of performance stock units of equal size (each, a “One-Time PSU Award”) based on the Company's relative achievement, respectively, against a corporate performance measure, in each case over a three-year performance period ending on December 31, 2024 (the “Performance Period”). The Compensation Committee's recommendation to the Board with respect to Mr. Rivers's One-Time Equity Award, which the Board did approve, reflected this approach. The Compensation Committee adopted this blended approach to equity incentive compensation awards to align with the Company's pay-for-performance principles and provide appropriate incentives for long-term shareholder value creation while also serving as a retention tool for the Company. The use of performance-based awards puts appropriate focus on long-term alignment and pay relative both to market peers and shareholder returns.

The One-Time RSU Awards and the One-Time PSU Awards will be subject to the terms of award agreements, the forms of which were previously filed with the SEC. The One-Time RSU Awards will vest pro rata over a five-year period tied to the anniversary of the grant date, November 30, 2021. The first One-Time PSU Award will be eligible to become earned PSUs based on the Company's total shareholder return (“TSR”) performance relative to the performance of the KRX Banks (as defined below) following the conclusion of the Performance Period. The second One-Time PSU Award will be eligible to become earned PSUs based on the growth of the Company's operating earnings per share (“EPS”) relative to that of the KRX Banks over the Performance Period, as compared to their respective EPS for fiscal year 2021. The KRX refers to the KBW Regional Banking Index, an index that is designed to track the performance of U.S. regional banks and thrifts that are publicly traded in the U.S. The KRX Banks refers to the banks that comprise the KRX as of the last day of the Performance Period, excluding any non-U.S. banks (which includes Puerto Rican banks for purposes of these calculations), banks that are targets of pending acquisitions, and banks that do not have three years of performance history or trading data. Under the terms of the 2021 Equity Plan, the Compensation Committee may modify either corporate performance measure, in whole or in part, if it determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company conducts its business or other events or circumstances render such corporate performance measure to be unsuitable.

Based on the Company’s relative performance against the applicable corporate performance measure, the number of earned PSUs for a One-Time PSU Award can range between 25% (threshold) and 150% (maximum) of the target award. If the Company's performance is below the threshold achievement level, no PSUs will be earned.

Performance Achievement Levels for One-Time PSU Awards
Company's Percentile Rank	Less than 25th	25th	30th	35th	40th	45th	50th	55th	60th	65th	70th	75th or higher
Award Value as a Percentage of Target	—%	25%	40%	55%	70%	85%	100%	110%	120%	130%	140%	150%
Achievement Level		Threshold					Target					Maximum

In future years, the Compensation Committee anticipates that it will grant market-based annual equity awards to the Company's executive officers, which are also expected to include both time-based and performance-based awards. The first such annual equity awards are expected to be made in 2023. Any future grant of a market-based annual equity award to Mr. Rivers will be recommended by the Compensation Committee and approved by the full Board.

Other Programs

Benefit Plans

401(k) Plan. Our 401(k) Plan allows executives and other plan participants to make elective deferrals of their compensation to the 401(k) Plan up to limits of the Internal Revenue Service (“IRS“) and in 2021 the Company made a safe harbor contribution to eligible participants’ accounts equal to 3% of the participant’s plan compensation earned during the plan year subject to IRS limits.

Employee Stock Ownership Plan. In connection with the Company's IPO, Eastern Bank adopted the ESOP, an employee stock ownership plan, for eligible employees. Management believes the ESOP aligns the interests of all eligible employees – not just senior executives – with shareholders to create better alignment with total shareholder value.

At the time of the offering, the ESOP trustee purchased 14,940,652 shares of the Company’s common stock funded with a loan from the Company (“ESOP Loan”). The ESOP Loan is repaid principally through Eastern Bank’s contribution to the ESOP and dividends payable on common stock held by the ESOP over the term of the loan. The ESOP’s independent trustee holds the shares purchased by the ESOP in an unallocated suspense account, and releases shares on a pro rata basis as the loan is repaid. Released shares are allocated among participants on the basis of each participant’s proportional share of compensation relative to the compensation of all participants. A participant cliff-vests in their benefits after three years of vesting service with Eastern Bank or a participating subsidiary. Credited service includes both calendar years of service from January 1, 2020 (the initial effective date of the ESOP) and years of vesting service that a participant has earned under the Bank’s defined benefit pension plan prior to the adoption of the ESOP. A participant also will become fully vested in their benefit upon normal retirement, early retirement, death or disability, a change in control, or termination of the ESOP. A vested participant is entitled to receive a distribution from the ESOP upon separation from service or, if earlier, plan termination. The ESOP permits a participant to direct the trustee as to how to vote the shares of common stock allocated to their account. The ESOP trustee votes unallocated shares and allocated shares for which participants do not provide voting instructions on a matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

In October 2021, a portion of the ESOP Loan was repaid, and in March 2022, the ESOP trustee allocated shares to eligible participants for 2021. The Company makes allocations annually to eligible participants in accordance with the terms of the ESOP. Each of Messrs. Rivers, Q. Miller, Fitzgerald, J. Miller and Koegel received allocations of 863 shares (fractional shares have been rounded down) for 2021. Each of our NEOs is fully vested in his benefit under the ESOP.

Defined Benefit Pension Plan. Eastern Bank provides pension benefits to its employees, including our NEOs, through membership in the Savings Bank Employees’ Retirement Association (“SBERA”). The plan (“Pension Plan”) is a noncontributory, defined benefit plan. Our annual contribution to the defined benefit plan is based upon standards established by the Pension Protection Act. The contribution is based on an actuarial method intended to provide not only for benefits attributable to service to date, but also for those expected to be earned in the future. In November 2020, the Pension Plan converted from a “traditional pension plan” with a benefit formula based on age, service and salary, to a “cash balance” defined benefit plan.

Supplemental Executive Retirement Plan. Eastern maintains the SERP, in which Messrs. Rivers, Q. Miller, Fitzgerald and J. Miller participated in 2021. Under the SERP, each participating executive becomes entitled to receive a benefit following his or her separation from service. During the executive’s service with the Company, his account was credited monthly by Eastern Bank at 20% of his salary and annually at 20% of his short-term incentive compensation. A participating executive officer is entitled to a payout of his SERP account balance as a lump sum or in annual installments, as determined in accordance with the terms of the plan. Each executive’s SERP benefit vests over a 10-year period commencing at 50% after five years of service and 10% each year thereafter. However, a participant will be fully vested if retirement eligible or upon death or disability, as described further in the plan document. As of December 31, 2021, Messrs. Rivers, Fitzgerald and J. Miller are fully vested in their SERP benefits due to being retirement eligible and Mr. Q. Miller is 60% vested. Mr. Koegel did not participate in the SERP.

In July 2021, the Compensation Committee approved an amendment to the SERP (“SERP Amendment”), pursuant to which the SERP froze effective as of December 31, 2021 (the “Plan Freeze Date”). Following adoption of the SERP Amendment, the monthly percentage contributed by the Company on an executive’s salary and short-term incentive compensation earned after the Plan Freeze Date are zero, except with respect to compensation that is attributed to an executive’s service in 2021 that is paid on or before March 15, 2022 (“Residual Bonus Compensation”). The percentage contribution on the Residual Bonus Compensation was the same as the monthly percentage contribution credited to participants’ accounts prior to adoption of the SERP Amendment. Under the terms of the SERP Amendment, participants’ accounts will continue to be administered in accordance with the SERP plan documents until their respective separations from service. The Compensation Committee believes its decision to freeze the SERP was consistent with its decision to focus on long-term compensation programs that are more aligned with shareholder value creation, such as the 2021 Equity Plan.

Benefit Equalization Plan. The Company maintains a non-qualified benefit equalization plan (“BEP”) to provide a pension supplement to restore pension benefits for employees who are not eligible for Company contributions under the terms of the SERP and whose compensation exceeds the annual statutory compensation maximum that can be considered under the defined benefit plan, and/or exceeds the annual permitted pension benefit amount under the Internal Revenue Code of 1986, as amended (the “Code”). The benefit formula is the same as provided in the Pension Plan, with an offset for benefits provided by that plan. In connection with the conversion of the Pension Plan to a cash balance plan, the BEP was also amended to a cash balance format on November 1, 2020. Benefits generally are paid in a lump sum in the January following retirement or death. Mr. Koegel participated in the BEP in 2021. None of the others NEOs participated in the BEP in 2021, since they received Company contributions to their SERP accounts. Because the SERP was frozen as of the Plan Freeze date, its participants expect to participate in the BEP in future years.

409A Deferred Compensation Plans. The Company maintains two 409A deferred compensation plans — one for Eastern Bank employees (“409A Plan”) and one for Eastern Insurance Group LLC employees (“EIG SERP”). Each of these plans allow directors and selected executives to defer compensation under non-qualified deferred compensation plans. As of December 31, 2021, Mr. J. Miller participated in the 409A Plan and Mr. Koegel participated in the EIG SERP. Amounts that have been deferred by our NEOs are fully vested. Although each of these plans permits employer contributions, none were made by the Company in 2021.

Executive Perquisites

Executive perquisites are not a core component of our executive compensation program. We do offer, however, our NEOs allowances for automobiles and parking. Prior to 2021, the Company offered a gas perquisite to NEOs, but determined to retire this perquisite in 2021. Our NEOs are entitled to reimbursement for costs associated with membership in a country club, but all of our NEOs declined to accept these club fees in 2021.

Compensation Practices, Policies and Guidelines

Clawback Policy

The Compensation Committee believes that it is a compensation governance best practice and a reinforcement of the Company’s compensation philosophy to have in place a Clawback Policy, which calls for the recovery of incentive-based compensation awards (whether cash or equity) to the NEOs, other executive officers and other covered employees if the relevant performance measure upon which the award is based is restated in a manner that would reduce the size of an award. The Clawback Policy empowers the Compensation Committee to recover such excess compensation received during the three completed fiscal years preceding the date on which the Board of Directors determines an accounting restatement is required to be filed with the SEC to correct a material non-compliance with any financial reporting requirements under applicable securities laws.

Stock Ownership Guidelines

The Company’s Board of Directors believes that the Company’s most senior executives (including its NEOs) should hold meaningful equity ownership positions in the Company, in part to align the NEOs’ interests with those of the Company’s shareholders. Accordingly, in September 2021, the Board of Directors adopted the management stock ownership guidelines set forth below.

Under the management stock ownership guidelines, each NEO is required to hold shares of the Company’s stock as set forth below:

•The Chief Executive Officer shall hold five (5) times the value of his or her annual base salary in shares of the Company’s stock;
•The President and the Chief Financial Officer/Chief Administrative Officer shall hold three (3) times the value of his or her annual base salary in shares of the Company’s stock; and
•All other executive officers shall hold two (2) times the value of his or her base salary in shares of the Company’s stock.

To attain this ownership threshold, each NEO will have the longer of five (5) years from (i) the date of implementation of the stock ownership guidelines (September 2021), or (ii) the date that a NEO becomes a member of the Company’s management committee. There shall be a one-year holding period for 50% of a NEO’s vested shares (except in order to satisfy tax withholding obligations or to satisfy payment of an option exercise price) until the NEO has met, and continues to meet, his or her applicable minimum holding requirement.

Holdings that satisfy a NEO’s stock ownership requirement include all outstanding shares held, shares held through a 401(k), savings and profit sharing plans, and all unvested time-based RSUs awarded to a NEO. Unvested awards of PSUs, stock options, warrants or other rights not listed above exercisable for or convertible into shares of common stock do not count towards satisfying the ownership requirement unless and until shares under such awards are actually issued to a NEO.

Compliance with stock ownership guidelines is evaluated annually and was evaluated for the first time as of January 1, 2022. A NEO is not required to purchase additional shares to satisfy the applicable ownership requirement in the event of a decline in the Company’s stock price, but the NEO is generally prohibited from selling or transferring shares until the minimum ownership requirement has been achieved, except as otherwise determined by the Compensation Committee. As of January 1, 2022, all of our NEOs were in compliance with the stock ownership guidelines.

Anti-Hedging and Anti-Pledging Policy

The Company has an Insider Trading Policy that, among other things, prohibits all of our employees (including officers) and directors from engaging in hedging or other speculative transactions relating to shares of the Company’s stock. Prohibited transactions include short sales, derivative securities (such as put and call options, or other similar instruments) and other hedging transactions (such as equity swaps, prepaid variable forwards, or similar instruments), or any transactions that have or are designed to have the effect of hedging or offsetting any decrease in the market value of the Company’s securities. In addition, Section 16 officers and directors are generally prohibited from holding the Company’s securities in a margin account or otherwise pledging the Company’s securities as collateral for a loan.

No Tax Gross Ups

Our Compensation Committee has determined that no tax gross-ups for purposes of excess parachute payments under Section 280G of the Code (“Section 280G”) shall be provided to our executives as part of our executive compensation program. The dollar amount of the severance payment due under our CiC Agreements (as defined and further described below) will not be reduced in order to avoid an excess parachute payment under Section 280G, except in circumstances in which the application of the excise tax under Section 4999 of the Code (“Section 4999”) on the full amount of severance and other compensation deemed to be an excess parachute payment under Section 280G would leave the executive with a lower net after-tax amount than having the severance and other compensation reduced to the extent necessary so the excise tax would not apply. In circumstances in which the amount of severance and other compensation deemed to be a parachute payment under Section 280G is not reduced, the executive would owe the excise tax under Section 4999 and would not be entitled to a gross-up or reimbursement of that excise tax payment under his or her CiC Agreement.

Double-Trigger Change in Control Agreements

In connection with the IPO in 2020, the Company entered into change in control agreements (“CiC Agreements”) with the NEOs and its most senior executive officers. With certain exceptions noted below, the CiC Agreements are substantially similar to each other, and provide that if, during a potential change in control period or within 18 months after the consummation of a change in control, the executive’s employment is involuntarily terminated for reasons other than for “cause,” disability or death, or the executive voluntary resigns for “good reason,” the executive would be entitled to a lump sum severance payment equal to a multiple of (a) his or her base salary, plus (b) the greater of the executive’s annual bonus for the year in which the termination occurred and the average of the executive’s bonuses for the three years immediately preceding the year in which the termination occurred. For Messrs. Rivers and Q. Miller, the applicable multiplier is 300%; for each of the other executives including Messrs. Fitzgerald, J. Miller and Koegel, the multiplier is 200%. As noted above, any payment required under the CiC Agreements will be reduced to the extent necessary to avoid penalties under Section 280G, but only if such reduction would result in a higher after-tax amount to the executive. In exchange for the lump sum severance payments and other benefits, the CiC Agreements provide for certain post-employment obligations with respect to the executive’s ability to compete with the Company and solicit our employees or customers.

In addition, if the NEO was participating in the Company’s group health and dental plans immediately prior to the their termination and elects COBRA health continuation, then the Company shall pay to the NEO a monthly cash payment for 18 months or the NEO’s COBRA health continuation period, whichever ends earlier, in an amount equal to the monthly employer contribution that the Company would have made to provide health and dental insurance to the NEO if the NEO had remained employed by the Company. The Company will use commercially reasonable efforts to provide for such payments in a manner that allows the NEO to exclude such payments from income, unless the NEO’s COBRA health continuation period ends prior to the end of the eighteen-month payment period or the Company reasonably determines such payment to be discriminatory under Section 105(h) of the Code.

Severance Agreements

The provision of reasonable severance benefits can be important in recruiting and retaining key executives. Thus, the Company has in place separate agreements with two NEOs, Messrs. Rivers and Q. Miller, governing certain terms of their employment with and separation from the Company in circumstances not involving a change in control of Eastern. Under the terms of those agreements, in the event an executive is terminated for cause, the executive will receive all earned but unpaid salary, all accrued but unused vacation pay, vested and accrued bonuses or other incentive compensation, and reimbursements for any reasonable, necessary and properly documented expenses. In the event of termination without cause, in addition to the payments outlined above, the Company will pay to the executive within 60 days of his termination a lump sum payment equal to 200% of his annual base compensation plus a prorated share of the annual incentive payment to which the executive would have been eligible under the MIP (described above) during the calendar year in which the termination date falls. The executive will also receive full vesting of benefits in existing grants under Eastern Bank’s LTIP. If Mr. Rivers elects COBRA coverage, Mr. Rivers will also receive 24 months of continued participation in Eastern group health and dental insurance plans, with Eastern Bank paying or reimbursing Mr. Rivers for the cost of such premiums, and Mr. Q. Miller will receive a lump sum payment equivalent to 24x the amount of Eastern’s standard monthly contributions to Mr. Q. Miller’s Eastern Bank group health and dental insurance premiums. The agreements provide for certain restrictive covenant obligations, which include each of Messrs. Rivers and Q. Miller agreeing not to solicit customers and employees of Eastern Bank during their employment with Eastern Bank and continuing for a period ending 24 months following their termination of employment. In addition, Mr. Q. Miller’s agreement also specifies that while he is employed, he will receive an annual base salary of not less than $450,000 (subject to adjustment), discretionary incentive and/or bonus compensation, and participation on generally applicable terms and conditions in other compensation and fringe benefit plans, an automobile allowance of $700 each month, and reimbursement of country club membership fees, if sought. Mr. Rivers’ agreement does not address compensation or benefits during employment.

Risk Assessments of Incentive Compensation Plans

The Company conducts a continuous review of compensation programs from design to actual results. This helps ensure that employees are not driven to take excessive risk that could have a significant negative impact on the Company’s annual results or future safety and soundness of the institution. The Company’s compensation philosophy is “risk-reflective,” meaning the pay structure and programs are created to appropriately reward the returns from acceptable risk-taking through optimal pay mix, performance metrics, calibration and timing. Employees eligible for incentives or commissions for new business are not permitted to make credit, investment, or consumer pricing decisions independently. The Company has no “highly-leveraged” incentive plans. Plan sponsors, who are those executives in charge of business lines in which incentive plans exist, are not eligible for awards under the plans they sponsor. All incentive and commission plans are tied to performance metrics related to revenue and/or profitability and all incentive plans have a trigger, where payments are not made if certain profitability hurdles are not met by the Company. Finally, all incentive plans undergo an annual incentive plan risk assessment lead by leaders from the Internal Audit, Enterprise Risk Management, Legal and Human Resources Departments, with the results reported to the Compensation Committee.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors has reviewed and discussed the preceding Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

By the Compensation Committee of the Board of Directors,

Peter K. Markell (Chair)
Deborah L. Jackson
Richard C. Bane
Joseph T. Chung
Luis A. Borgen
Paul D. Spiess

EXECUTIVE COMPENSATION

2021 Summary Compensation Table

The table below sets forth the total compensation paid to, or earned by, our NEOs for the years ended December 31, 2021, 2020 and 2019 in accordance with applicable SEC rules. Neither Mr. J. Miller nor Mr. Koegel were NEOs in 2020 or 2019. Their respective compensation is therefore only disclosed for the year ended December 31, 2021.

Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary (1)	Bonus (2)	Non-Equity Incentive Plan Compensation (3)(4)	Change In Pension Value (5)	All Other Compensation (6)	Total (7)

Robert F. Rivers	2021	$995,000	$—	$2,757,136	$86,687	$369,720	$4,208,543
Chief Executive Officer and Chair of the Board of Directors	2020	$987,500	$—	$2,046,340	$200,363	$439,097	$3,673,300
	2019	$929,167	$—	$1,945,261	$156,600	$408,459	$3,439,487
Quincy L. Miller	2021	$575,000	$—	$948,712	$45,562	$224,347	$1,793,621
President & Vice Chair	2020	$570,833	$110,000	$943,670	$79,179	$219,081	$1,922,763
	2019	$545,833	$—	$412,000	$38,215	$212,635	$1,208,683
James B. Fitzgerald	2021	$575,000	$—	$948,712	$69,595	$249,614	$1,842,921
Chief Financial Officer, Chief Administrative Officer and Treasurer	2020	$570,833	$220,000	$943,670	$139,042	$220,885	$2,094,430
	2019	$545,833	$—	$798,783	$98,028	$214,402	$1,657,046
Jan A. Miller Former Vice Chair, Chief Commercial Banking Officer	2021	$480,000	$2,000,000	$707,770	$57,322	$201,355	$3,446,447
John F. Koegel Former President & Chief Executive Officer of Eastern Insurance Group, LLC	2021	$400,000	$1,500,000	$316,928	$173,430	$48,891	$2,439,249

(1)Represents base salary earned in 2021, 2020 and 2019, as applicable. For Messrs. Rivers, Q. Miller and Fitzgerald, 2020 and 2019 salary changes were effective March 1st of each year. Salary earned reflects January and February salary earnings at the prior rate, and March through December at the new effective salary rate. No NEOs received a salary increase in 2021.
(2)For Mesrs. J. Miller and Koegel, represents the Replacement LTI Awards — see “Transition of Long-Term Incentive Compensation” under the “Long-Term Incentive Compensation” section of the CD&A section of this Proxy Statement for more information. For Mr. Q. Miller, the cash bonus he received in 2020 recognized the leadership role he played in the Company’s response to the PPP. For Mr. Fitzgerald, the cash bonus he received in 2020 recognized his considerable role in the successful execution of the Company’s IPO.
(3)Represents awards earned under the Company’s MIP during 2021, 2020 and 2019, and the amounts payable under legacy LTIP awards that matured on December 31, 2021, December 31, 2020, and December 31, 2019.
•MIP Awards: For Messrs. Rivers, Q. Miller, Fitzgerald, J. Miller and Koegel, amounts earned under the MIP in 2021 were $1,075,000, $388,000, $388,000, $259,200 and $216,000, respectively. For Messrs. Rivers, Q. Miller and Fitzgerald, amounts earned under the MIP in 2020 were $637,000, $239,000 and $239,000, respectively and in 2019 were $1,075,000, $412,000 and $412,000, respectively.
•LTIP Awards: For Messrs. Rivers, Q. Miller, Fitzgerald, J. Miller and Koegel, the amounts payable under legacy LTIP awards that were granted in 2017 and matured on December 31, 2021 were $1,682,136, $560,712, $560,712, $448,570 and $100,928, respectively. For Messrs. Rivers, Q. Miller and Fitzgerald, LTIP awards granted in 2016 and matured on December 31, 2020 were $1,409,340, $704,670, $704,670, respectively. For Messrs. Rivers and Fitzgerald, the amounts payable under the LTIP awards that were granted in 2015 and matured on December 31, 2019 were $870,261 and $386,783, respectively. None of Mr. Q. Miller’s LTIP awards matured on December 31, 2019.
(4)The amounts payable under LTIP awards that matured in 2021, 2020 and 2019 include interest paid thereon from December 31 of the year in which they matured through the dates of payment in March 2022, March 2021 and July 2020, respectively. For awards that matured in 2021, the interest amounts were $636 for Mr. Rivers, $212 for Mr. Q. Miller, $212 for Mr. Fitzgerald, $170 for Mr. J. Miller and $38 for Mr. Koegel. For awards that matured in 2020, the interest amounts were $540 for Mr. Rivers, $270 for Mr. Q.

Miller and $270 for Mr. Fitzgerald. For awards that matured in 2019, the interest amounts were $4,461 for Mr. Rivers and $1,982 for Mr. Fitzgerald.
(5)Represents the change in the value of the Pension Plan for all our NEOs and for Mr. Koegel, the Pension Plan and the BEP, for the period December 31, 2020 to December 31, 2021.
(6)All Other Compensation in the table above includes the amounts for 2021, 2020 and 2019, as applicable, set forth in the following table.

All Other Compensation
Named Executive Officer	Fiscal Year	Perquisites (a)	401(k) Plan Defined Contribution Plan (b)	Employer SERP Contributions (c)	Employer Allocations to ESOP (d)	Total

Robert F. Rivers	2021	$17,197	$8,700	$326,400	$17,423	$369,720
	2020	$16,350	$8,550	$412,500	$1,697	$439,097
	2019	$16,226	$8,400	$383,833	$—	$408,459
Quincy L. Miller	2021	$13,424	$8,700	$184,800	$17,423	$224,347
	2020	$12,267	$8,550	$196,567	$1,697	$219,081
	2019	$11,068	$8,400	$193,167	$—	$212,635
James B. Fitzgerald	2021	$16,691	$8,700	$206,800	$17,423	$249,614
	2020	$14,071	$8,550	$196,567	$1,697	$220,885
	2019	$12,835	$8,400	$193,167	$—	$214,402
Jan A. Miller	2021	$33,432	$8,700	$141,800	$17,423	$201,355
John F. Koegel	2021	$22,768	$8,700	$—	$17,423	$48,891
(a)Amount includes automobile and parking and gas allowances and taxable imputed incomes.
(b)Represents employer contributions under our 401(k) Plan made on behalf of the NEO.
(c)Represents deemed employer SERP contributions made during 2021, 2020 and 2019, as applicable. Mr. Koegel did not participate in the SERP.
(d)Represents the value of an allocation of shares of Company common stock pursuant to the terms of the Company’s ESOP in connection with the NEO’s service in fiscal year 2021 and 2020, as applicable. The value is calculated based on the closing price of Company stock on the last day trading of the year. For 2021, the amount represents an allocation of 863 shares multiplied by $20.17, and for 2020, the amount represents an allocation of 104 shares multiplied by $16.31. The ESOP allocation for 2020 reflects a shortened period post-IPO. Dividends paid on shares allocated through the ESOP are automatically reinvested to acquire additional shares. In 2021, each of our NEOs acquired one additional share through such dividend reinvestment, which share had a value of $20.17 as of December 31, 2021.
(7) Our NEOs' total compensation in the Summary Compensation Table does not include earnings on the SERP, in which Messrs. Rivers, Q. Miller, Fitzgerald and J. Miller participate, the 409A Plan, in which Mr. J. Miller participated, and the EIG SERP, in which Mr. Koegel participated, because our NEOs do not receive any preferential or above-market investment earnings under such plans. Under the terms of the SERP, 409A Plan, and EIG SERP, the value of the benefit provided increases or decreases based upon changes in one or more generally available investment benchmarks or strategies chosen by the respective participant.

Nonqualified Deferred Compensation

The Company's nonqualified deferred contribution plans allow certain highly compensated or management employees to defer portions of their current compensation, as specified in the applicable plan documents. These plans include the SERP, the 409A Plan, EIG SERP and Wainwright SERP Account (as defined below). Distributions of account balances under such plans may be made only in accordance with the applicable plan documents. None of these plans provide our NEOs with any preferential or above-market earnings on their account balances. Rather, the value of the benefit provided by a plan increases or decreases based upon changes in one or more generally available investment benchmarks or strategies chosen by the respective participant.

Supplemental Executive Retirement Plans. Messrs. Rivers, Q. Miller, Fitzgerald and J. Miller each participated in the SERP in 2021. Pursuant to the terms of the SERP, an executive's account was credited monthly with an amount equal to 20% of their salary and credited annually with an amount equal to 20% of their short-term incentives. Under the terms of the SERP, each executive participating in the SERP becomes entitled to receive a benefit following his separation from service with the Company. The SERP benefit vests over a 10-year period and account balances are payable as a lump sum or in annual installments, as determined in accordance with the terms of the plan. Each of Messrs. Rivers, Fitzgerald and J. Miller are fully vested due to being retirement eligible under the terms of the SERP, and Mr. Q. Miller is 60% vested. Pursuant to the SERP Amendment described above, the plan froze effective as of December 31, 2021. Although participants’ accounts will continue to be administered in accordance with the SERP plan document until their respective separations from service, the Company ceased accruing for benefits for SERP participants on earnings received after December 31, 2021 (other than with respect to the

Residual Bonus Compensation). Mr. J. Miller's nonqualified deferred compensation also includes the supplemental executive retirement plan (“Wainwright SERP Account”) sponsored by Wainwright Bank, which the Company acquired in 2010 and from which Mr. J. Miller joined the Company. The Company assumed the administration of Mr. J. Miller's Wainwright SERP Account as part of the acquisition. Mr. J. Miller's account balance under the Wainwright SERP Account is payable as a lump sum or in annual installments.

409A Deferred Compensation Plans. The Company's 409A Plan and EIG SERP allow directors and selected executives to defer compensation under non-qualified deferred compensation plans. Under the 409A Plan, participants could defer up to 75% of base salary and up to 100% of any incentive compensation. Under the EIG SERP, participants could defer up to 75% of base salary and regular commissions, and up to 100% of short-term incentive compensation. The Company also made contributions under the EIG SERP in prior years. Although neither deferred compensation under these plans in 2021, Mr. J. Miller is a participant in the 409A Plan and Mr. Koegel is a participant in the EIG SERP. The balances under these plans reflect compensation deferred in prior years and are payable as a lump sum or in annual installments, as determined in accordance with the terms of the applicable plan. Each of Mr. J. Miller and Mr. Koegel is fully vested in their respective account balance, and may take distributions upon separate of service, based on elections each previously made.

The table below sets forth the amounts of the contributions, earnings and value of the Company's nonqualified deferred contribution plans in which our NEOs participated during the year ended December 31, 2021.

Nonqualified Deferred Compensation
Named Executive Officer	Executive contributions	Employer contributions (1)	Aggregate earnings (2)	Aggregate withdrawals/distributions	Aggregate balance (3)
Robert F. Rivers	$0	$326,400	$1,807,859	$0	$9,343,167

Quincy L. Miller	$0	$184,800	$312,245	$0	$1,669,621

James B. Fitzgerald	$0	$206,800	$920,434	$0	$3,877,480

Jan A. Miller	$0	$141,800	$779,616	$0	$4,987,943

John F. Koegel	$0	$0	$396,282	$0	$2,968,912

1.Amounts represent the Company's contributions to the SERP, as described above.
2.Represents the change in value for employee and Company contributions to the SERP, 409A Plan, EIG SERP and Wainwright SERP Account. As described above, none of these plans provides for any preferential or above-market earnings on a participant's account balances.
3.Amount shown is the sum of the value of a NEO's account balance in each of the SERP, 409A Plan, EIG SERP and Wainwright SERP Account as of December 31, 2021, as applicable. For each of Mr. J. Miller and Mr. Koegel, the balance includes the value of both employee and employer contributions to their 409A Plan and EIG SERP accounts, although neither made employee contributions in 2021.

Pension Benefits

Defined Benefit Pension Plan. The Company provides pension benefits to its employees, including our NEOs, through membership in SBERA. The Pension Plan is a noncontributory, defined benefit plan, and our annual contribution to this plan is based upon standards established by the Pension Protection Act. The Pension Plan is a cash balance format with compensation based on a participant's earnings reported on IRS Form W-2 for the applicable year. Participants vest in their account balances after three years of eligible service and the plan provides for payment in a lump sum or, if eligible, a life annuity at retirement. All of our NEOs are fully vested in their account balances under the Pension Plan.

Benefit Equalization Plan. The Company maintains the BEP, a non-qualified benefit equalization plan to provide a pension supplement to restore pension benefits for employees who were historically ineligible to participate in the SERP and whose compensation exceeds the annual statutory compensation maximum that can be considered under the Pension Plan, and/or exceeds the annual permitted pension benefit amount under the Code. The benefit formula for the BEP is the same as provided in the Pension Plan, with an offset for benefits provided by that plan. Benefits are generally paid in a lump sum in the January following retirement or death. Because Messrs. Rivers, Q. Miller, Fitzgerald and J. Miller received company contributions to their SERP accounts, they were not eligible to participate in the BEP in 2021. Because the SERP was frozen as of the Plan Freeze Date, its participants expect to participate in the BEP in future years. Only Mr. Koegel participated in the BEP in 2021. He is fully vested in his account balance due to being retirement eligible under the terms of the BEP.

The amounts reported in the table below equal the present value of the accumulated pension benefits at the end of fiscal 2021 for each of our NEOs. The Pension Plan is referred to as the “Defined Benefit Plan” in this table.

Pension Benefits
Named Executive Officer	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit as of 12/31/2021	Payments during last fiscal year
Robert F. Rivers	Total		$805,394	$—
	Defined Benefit Plan	15.9	$805,394	$—
Quincy L. Miller	Total		$209,928	$—
	Defined Benefit Plan	5.8	$209,928	$—
James B. Fitzgerald	Total		$560,680	$—
	Defined Benefit Plan	9.7	$560,680	$—
Jan A. Miller	Total		$650,220	$—
	Defined Benefit Plan	10.8	$650,220	$—
John F. Koegel	Total		$1,303,344	$—
	Defined Benefit Plan	38.0	$636,098	$—
	BEP		$667,246	$—

Potential Payments upon Termination or Change-in-Control for the Year Ended December 31, 2021

Executive Severance Agreements.

As described above under “Severance Agreements” within the CD&A section of this Proxy Statement, each of Messrs. Rivers and Q. Miller has entered into an executive severance agreement, which provide for certain benefits in the event that either is terminated without cause. Under each of these agreements, “cause” is defined as:

•any act of gross misconduct or gross negligence which results in material harm to the Company, whether monetarily or otherwise;
•any act of dishonesty, disloyalty or fraud which results in material harm to the Company, whether monetarily or otherwise;
•a conviction of, or plea of nolo contendere to, any felony or any crime involving moral turpitude; or
•a failure to perform a substantial portion of the duties of his position adequately for a period of more than 30 days after written notice from the Company describing such failure.

Under their respective executive severance agreements, each of Messrs. Rivers and Q. Miller, if terminated without cause, will be entitled to the respective lump sum payment described above in the CD&A section, provided that each signs a release of claims against the Company, and which release becomes effective. Neither agreement provide for additional payments in the event of death or disability, other than what each is entitled to under other existing benefit plans, although each is entitled to the benefits described above if terminated for cause.

Double-Trigger Change in Control Agreements

As described further above under “Double-Trigger Change in Control Agreements” within the CD&A section of this Proxy Statement, each of our NEOs has entered into a double-trigger CiC Agreement. These agreements entitle the NEO to a lump sump payment described above in the event that their employment is terminated while a change in control event (as described below) has occurred and is pending, or within 18 months following a change in control event, and the reason for termination is for other than the NEO's death, disability or cause (as each of the latter terms are defined in the CiC Agreement), or is due to the NEO's own resignation for good reason (as defined below).

The CiC Agreement utilizes the following definitions:

A “change of control” is defined as the consummation of any of the following events:

•merger, consolidation or other business combination of the Company or Eastern Bank, after which either (A) our incumbent board of directors constitute less than two-thirds of the surviving board of directors (“Surviving Board”), or (B) less than 60% of the combined voting power of shares entitled to vote in an election of the Surviving Board is owned by persons who were shareholders of the Company prior to the merger, consolidation or other business combination;
•the acquisition by any person of 25% or more of our outstanding common stock or voting securities (unless such acquisition is by an entity under our common control);
•during any consecutive two year period, the failure of our incumbent directors to constitute a majority of our board of directors, with “incumbent directors” meaning directors who are members of our board of directors on the date of the agreement and members who are subsequently nominated or elected by a majority of the incumbent directors;
•the sale or other disposition of all or substantially all of our assets to any person, group or entity; and
•any other transaction that our board of directors deems to be a “change in control”.

The term “cause” is defined as:

•a material act of willful misconduct in connection with the performance of his/her duties, including, without limitation, misappropriation of the Company's funds or property;
•the conviction for, or plea of nolo contendere by the NEO to, any felony or a misdemeanor involving deceit, dishonesty, or fraud;
•the commission of any misconduct, whether or not related to the Company or its affiliates, that has caused, or would reasonably be expected to cause, material detriment or damage to the Company's or its affiliates’ reputation, business operation or relation with its employees, customers, vendors, suppliers or regulators;
•continued, willful and deliberate non-performance by duties (other than by reason of the NEO’s physical or mental illness, incapacity or disability) that has continued for more than 30 days following written notice providing the details of such non-performance;
• willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, or the deliberate destruction of or deliberate failure to preserve documents or other materials relevant to such investigation, or the willful inducement of others to fail to cooperate or to fail to produce documents or other materials; or
•removal or prohibition from participating in the conduct of the Company’s affairs by order issued under applicable law and regulations by a federal or state banking agency having authority over the Company.

The term “good reason” is defined as:

•a material diminution of the NEO's responsibilities, authorities or control from those exercise by the NEO immediately prior to the change in control event;
•any material reduction in the NEO's annual compensation or benefits (other than across-the-board reductions affecting all of the Company's executive officers);
•the relocation of the offices at which the NEO is employed to a location more than 25 miles from such office, or the requirement to be based at a location more than 25 miles from such office; or
•any material breach of the CiC Agreement by the Company.

Under the CiC Agreements, each of our NEOs will be entitled to the lump sum payment described above in “Double-Trigger Change in Control Agreements” within the CD&A section of this Proxy Statement in the event of a double-trigger change in control event, provided that each signs a separation agreement and release with the Company, which then becomes irrevocable. The CiC Agreement does not provide for additional payments in the event of death or disability, other than what a NEO is entitled to under other existing benefit plans. As described above under “No Tax Gross Ups,” the dollar amount of any severance payment due under the CiC Agreements will be reduced in certain circumstances in order to avoid an excess parachute payment under Section 280G.

Set forth below the table is a description of certain post-employment arrangements with our NEOs, including the severance benefits and change-in-control benefits to which they would have been entitled under applicable benefit plans as of December 31, 2021, if a termination of employment and/or a change-in-control had occurred on such date. None of our NEOs are entitled to receive payments if they are terminated for cause as of such date.

Potential Payments upon Termination or Change-in-Control
Named Executive Officer	Without Cause/For Good Reason (1)	Death/Disability (2)	Retirement (2)	Change in Control (Double Trigger) (3)
Robert F. Rivers
Salary	$1,990,000	$—	$—	$2,985,000
MIP	$796,000	$796,000	$796,000	$900,667
Medical	$56,638	$—	$—	$40,228
Quincy L. Miller
Salary	$1,150,000	$—	$—	$1,725,000
MIP	$287,500	$287,500	$287,500	$357,000
Medical	$—	$—	$—	$—
James B. Fitzgerald
Salary	$—	$—	$—	$1,150,000
MIP	$—	$287,500	$287,500	$357,000
Medical	$—	$—	$—	$28,039
Jan A. Miller
Salary	$—	$—	$—	$960,000
MIP	$—	$192,000	$192,000	$275,333
Medical	$—	$—	$—	$28,359
John F. Koegel
Salary	$—	$—	$—	$800,000
MIP	$—	$160,000	$160,000	$222,867
Medical	$—	$—	$—	$28,039

1.Represents amounts payable under the Executive Severance Agreements for Messrs. Rivers and Q. Miller. Salary amounts represent 200% of a NEO's base salary rate as of December 31, 2021. The MIP amounts represent a NEO's target payout under the MIP for 2021. For Mr. Rivers, medical represents the Company's cost to provide medical and dental coverage for 24 months. Mr. Q. Miller is not enrolled in the Company's medical or dental coverage and therefore is not entitled to severance amounts related to medical or dental under the terms of his executive severance agreements.
2.Amounts represent a NEO's target payout under the MIP for 2021.
3.All NEOs are covered by the CiC Agreements. For Messrs. Rivers and Q. Miller, salary amounts are 300% of the base salary rate at December 31, 2021, and for Messrs. Fitzgerald, J. Miller and Koegel, salary amounts are 200% of the base salary rate at December 31, 2021. For all NEOs, the MIP amount is equal to the average of the MIP payouts of the preceding three (3) years (2018, 2019 and 2020), which amounts are greater than the 2021 target annual bonus for the NEO. Medical payment amounts for Messrs. Rivers, Fitzgerald, J. Miller and Koegel represent the cost of providing 18 months of medical and dental coverage. Mr. Q. Miller is not enrolled in the Company's medical or dental coverage and therefore is not entitled to severance amounts related to medical or dental under the terms of his CiC Agreement.

In addition to the amounts set forth in the table above, each of our NEOs would also receive the vested value of their accounts in the plans included in the Nonqualified Deferred Compensation and Pension Benefits tables above, which include the SERP, the 409A Plan, the EIG SERP, Wainwright SERP Account, the Pension Plan and the BEP.

CEO Pay Ratio

The following information is provided in accordance with Section 953(b) of the Dodd-Frank Wall Street Reform and the Consumer Protection Act and applicable SEC guidelines. The pay ratio is an estimate of our median employees total compensation to that of our Chief Executive Officer, Mr. Rivers, for 2021, as disclosed in the Summary Compensation Table.

To determine our median employee for 2021, we used our employee population as of November 1, 2021 excluding the Chief Executive Officer. The date of November 1 was selected to represent our employee population for the majority of 2021, prior to the acquisition of Century on November 12, 2021. As of November 1, 2021, Eastern's population consisting of all full-time, part-time and seasonal employees was 1,822 individuals. The median of all base salaries (excluding the Chief Executive Officer) was reviewed to determine our median base salary as the consistently applied compensation measure.

With the median employee identified, this individual's 2021 total compensation was determined following the same measures used to determine Mr. Rivers's total compensation in the Summary Compensation Table. These factors include base salary, incentive(s), change in pension value and all other compensation.

•2021 total annual compensation for the median employee was $94,072
•2021 total annual compensation for Mr. Rivers, the Chief Executive Officer, was $4,208,543
•The result is a median employee to Chief Executive Officer pay ratio of 1:44.7

SEC guidelines for determining the median employee provide discretion to companies in adopting a variety of compensation measure(s) to apply to the analysis. We believe the pay ratio reported above is a reasonable estimate based on our records, but it may not be comparable to other companies due to factors such as location, compensation practices, exclusions, estimates or assumptions that other companies may apply.

PROPOSAL 2

PHASE OUT CLASSIFIED BOARD OF DIRECTORS BY
APPROVING AMENDMENT TO COMPANY’S ARTICLES OF ORGANIZATION

Our Board of Directors is committed to strong corporate governance and has determined that it would be in the best interest of the Company and its shareholders to amend Section 6.4.3 of the Company’s current Charter to phase out the classified structure of our Board of Directors over a five-year period, and by the Company’s 2027 annual meeting of shareholders, to institute annual voting to elect each director to serve a one-year term. By phasing out our classified board structure, we believe that we will further our goal of ensuring that our corporate governance policies maximize the accountability of our Board of Directors to our shareholders.

The Charter currently provides for our Board of Directors to be divided into three classes of directors serving staggered three-year terms, with the classes being as equal in number as possible. Consequently, at each annual meeting of our shareholders, the term of only one class expires, with only that class of directors being subject to shareholder re-election. The current structure of our Board of Directors sometimes is referred to as a “classified” or “staggered” board of directors.

Following a recommendation by our Nominating and Governance Committee, our Board of Directors announced on May 3, 2021 its intention to propose an amendment to the Charter to declassify our Board of Directors over a five-year period (the “Amendment”). The material terms of the Amendment are described below, and the form of the Amendment as adopted by our Board of Directors is attached to this Proxy Statement as Appendix A.

If the Amendment is approved by our shareholders, our Charter will be modified such that for our annual meetings of shareholders in 2025 and 2026, the classes of directors whose terms expire at those meetings will be nominated for re-election for two- and one-year terms, respectively, and our Board of Directors will be fully declassified, with all directors standing for annual election, beginning with the Company’s 2027 annual meeting of shareholders. The following table illustrates how our classified Board of Directors will be phased out if shareholders approve the Amendment, assuming no change in the number of our directors.

Annual Meeting	Number of Directors to be Elected	Term of Directors Elected (Year of Expiration)
2022	4	three-year term (expires 2025)
2023	4	three-year term (expires 2026)
2024	4	three-year term (expires 2027)
2025	4	two-year term (expires 2027)
2026	4	one-year term (expires 2027)
2027	12	one-year term (expires 2028)

If the Amendment is not approved by our shareholders, our Board of Directors will remain classified, and our directors will continue to be subject to the Charter’s current classification, in which case each class of directors that is elected will serve a three-year term and will be subject to re-election for a subsequent three-year term at the expiration of that class’s term.

Our Board of Directors recognizes that a classified board structure may offer several advantages, such as promoting board continuity and stability, encouraging directors to take longer-term perspectives and ensuring that a majority of directors will always have prior experience with the Company. Additionally, classified boards may provide increased protection in the context of certain company takeover tactics, as a classified board makes it more difficult to change a majority of all directors in a single year. However, although our Board of Directors appreciates that these are important considerations, our Board of Directors also considered the potential advantages of declassification, including the ability for our shareholders to evaluate directors annually, which reinforces our directors’ accountability to shareholders. Our Board of Directors believes that a robust governance program is vital to creating long-term shareholder value and that the phased declassification of the Board, if the Amendment is approved, would further demonstrate the Company’s commitment to strong corporate governance.

The proposed Amendment to phase out the classification of our Board of Directors and ultimately to provide for the annual election of directors will be approved only if a majority of the shares of Common Stock issued and outstanding as of the Record Date for the 2022 Annual Meeting are voted in favor of the Amendment.

Recommendation

The Board unanimously recommends that shareholders vote FOR the Amendment to phase out our classified board structure in the form attached to this Proxy Statement as Appendix A.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis beginning on page 26 of this Proxy Statement describes our executive compensation program and the compensation decisions that the Compensation Committee and Board of Directors made in 2021 with respect to the compensation of our NEOs. The Board of Directors is asking shareholders to cast a non-binding, advisory vote FOR the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

As we describe in the Compensation Discussion and Analysis section of this Proxy Statement, our executive compensation is designed to closely align the interests of our NEOs with those of our shareholders on both a short-term and long-term basis, and to attract and retain key executives critical to our success.

We urge shareholders to read the Compensation Discussion and Analysis beginning on page 26 of this Proxy Statement and to review the 2021 Summary Compensation Table and related compensation tables and discussion, appearing on pages 45 through 52, which provide detailed information on the Company’s executive compensation policies and practices. The Company is committed to ensuring it receives timely feedback from shareholders on their alignment with the Company's executive compensation practices.

Recommendation

Our Board of Directors recommends a vote FOR Proposal 3.

DIRECTOR COMPENSATION

For the year ended December 31, 2021, each of our directors (other than the Chair of the Board) received an annual Board of Directors retainer of $55,000 and annual committee member fees ranging from $5,000 to $6,250. The Audit, Compensation, Nominating and Governance and Risk Management committees are joint committees of the Board of Directors and the Board of Directors of Eastern Bank (“Bank Board”). Directors also receive fees for their service on committees of the Bank Board, including its trust committee, innovation committee, and the board of trustees of the Foundation. Chairs of certain committees also received additional committee chair retainers ranging from $10,000 to $20,000. In addition, directors received per meeting fees for attending meetings of Eastern Bank's board of advisors, board of ambassadors, annual meeting, and investment advisory committee. Directors who are also employees are not compensated for their service as directors. Our Compensation Committee has approved increases to committee member retainers for some committees, effective January 1, 2022. The changes were made to align committee member compensation relative to peers and reflect the increased number of committee meetings as a result of the Company's status as a public company.

Under the terms of the 2021 Equity Plan, each non-employee director of the Company received a one-time grant of restricted stock with a value approximately equal to $1.25 million as of the date of grant (“One-Time Director Awards”). The One-Time Director Awards were self-executing under the terms of the 2021 Equity Plan, and were deemed to be granted on November 30, 2021, the day following the approval of the 2021 Equity Plan, including the One-Time Director Awards, by the Company’s shareholders. The One-Time Director Awards will vest pro rata over a five-year period from the date of grant.

The Compensation Committee determined to include the grant of the One-Time Director Awards within the terms of the 2021 Equity Plan, in part, in recognition of the significant efforts and dedication of each such Director in connection with the Company’s initial public offering. These awards were also in recognition of the fact that the non-employee Directors have not previously had the opportunity to receive equity grants. Moreover, in making these awards, consideration was given, in part, to the fact that the Board of Directors voted to freeze the Company's Outside Directors’ Retainer Continuance Plan (“ODRC”), effective as of December 31, 2020. The ODRC was frozen in consideration of the Company becoming a publicly traded company, and in 2021, the Company did not accrue for benefits to non-employee Directors under the ODRC. Prior to 2021, we annually accrued for a benefit equal to one year's cash retainer for each of our non-employee directors (other than Mr. Holbrook, who was not eligible to participate as a former executive of Eastern Bank Corporation). Beginning in 2022, the Compensation Committee intends to replace the ODRC payments with annual equity grants to non-employee Directors. All such awards to Directors will be made under the Equity Plan and are expected to consist of restricted stock.

Although the One-Time Director Awards were, in part, in recognition of past service, they are subject to a Director's continued dedication and service to the Company during the five-year vesting period, subject to acceleration due to death, disability, involuntary termination of service following a change in control or other circumstance which, in the discretion of the Compensation Committee, would warrant acceleration.

Set forth below is a summary of the compensation received by each of our non-employee directors for the year ended December 31, 2021.

Name	Fees Earned ($)(1)	Stock Awards ($) (2)	All Other Compensation (3)	Total ($)(4)
Richard C. Bane	$125,550	$1,249,992	$2,000	$1,377,542
Luis Borgen	$100,550	$1,249,992	$—	$1,350,542
Joseph T. Chung	$110,550	$1,249,992	$1,000	$1,361,542
Paul M. Connolly	$123,550	$1,249,992	$—	$1,373,542
Bari A. Harlam	$85,550	$1,249,992	$1,000	$1,336,542
Diane S. Hessan	$86,800	$1,249,992	$1,000	$1,337,792
Richard E. Holbrook (5)	$95,800	$1,249,992	$1,000	$1,346,792
Deborah C. Jackson	$134,300	$1,249,992	$1,000	$1,385,292
Peter K. Markell	$123,550	$1,249,992	$1,000	$1,374,542
Greg A. Shell	$89,300	$1,249,992	$—	$1,339,292
Paul D. Spiess	$108,050	$1,249,992	$750	$1,358,792
(1)Represents total fees earned in 2021, including fees deferred pursuant to the 409A Plan.
(2)Represents the aggregate grant date fair value of restricted stock awards granted to our non-employee directors in 2021. The aggregate grant date fair value of the restricted stock awards, as determined under the Financial

Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, was determined by multiplying the number of shares underlying the award by $20.13, which was the closing price per share of our common stock on the grant date of November 30, 2021.
(3)Amounts represent matching contributions paid in 2021 to one or more charitable institutions in the name of a director pursuant to the Foundation’s matching charitable gift program (“Matching Gift Program”). Non-employee directors are eligible to participate in the Matching Gift Program in connection with their service as directors. Matching charitable gifts are generally limited to $1,000 on an annual basis per director, except that in 2020, the Foundation offered a 2:1 match for donations to New Commonwealth Racial Equity and Social Justice Fund, which provides grants and other essential support to community groups and coalitions in the Commonwealth of Massachusetts that are working to fight racism.
(4)Our directors' total compensation in this table does not include earnings on the 409A Plan, a nonqualified defined contribution plan in which Messrs. Bane and Connolly and Ms. Harlam participate, because the participants do not receive any preferential or above-market earnings under such plan. Under the terms of the 409A Plan, the increase in the value of the benefit provided in the 409A Plan increases (or decreases) based upon changes in one or more generally available investment benchmarks or strategies chosen by the respective participant.
(5)In addition to his fees earned as a director in 2021, Mr. Holbrook also received a $200,000 retirement-related payment in 2021 in connection with his previous tenure as chief executive officer of Eastern Bank. Mr. Holbrook retired as chair and chief executive officer of Eastern Bank in 2016.

Director Stock Ownership Guidelines. The Company’s Board of Directors believes that the Company’s directors, including the Chief Executive Officer, should hold meaningful equity ownership positions in the Company, in part to align directors’ interests with those of the Company’s shareholders. Accordingly, the Board of Directors has adopted the stock ownership guidelines set forth below. Each director is expected to achieve the applicable stock ownership threshold within five years of either the date of initial implementation of the stock ownership guidelines (June 2020) or the date the director is first elected to the Board of Directors, whichever is later:

•Non-employee directors shall hold five times the value of their cash retainers in shares of the Company’s stock;
•The Chief Executive Officer shall hold five times the value of his or her annual base salary in shares of the Company’s stock; and
•Any director who serves as an executive officer, other than the Chief Executive Officer, will be required to hold multiples of the value of his or her base salary in shares of the Company’s stock, depending on the position (and as set forth in the management stock ownership guidelines) and as established by the Compensation Committee.

There is a one year holding period for 50% of a director’s vested shares until the applicable minimum holding requirement described above has been met. Holdings that satisfy a director’s stock ownership requirements include all outstanding shares held and all restricted stock awarded to a director. Unvested awards of performance stock units, stock options, warrants or other rights not listed above exercisable for or convertible into shares of common stock will not count towards satisfying the ownership requirement unless and until shares under such awards are actually issued to a director.

Compliance with stock ownership guidelines is evaluated annually. A director is not required to purchase additional shares to satisfy the ownership requirement in the event of a decline in the Company’s stock price, but the director is generally prohibited from selling or transferring shares until the minimum ownership requirement has been achieved, except as otherwise determined by the Compensation Committee. As of January 1, 2022, all of our non-employee directors were in compliance with our stock ownership guidelines.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

The following table summarizes the aggregate fees (including out-of-pocket expenses) billed for professional services rendered by Ernst & Young for fiscal 2021 and 2020. All such services were pre-approved by our Audit Committee in accordance with its charter, as described below in the section captioned “Pre-Approval Policy and Procedures.”

Fee Category	Fiscal 2021	Fiscal 2020
Audit Fees (1)	$2,026,200	$1,488,700
Audit-Related Fees (2)	$69,100	$1,728,545
Tax Fees (3)	$472,570	$432,571
All Other Fees (4)	$—	$—
Total Fees	$2,567,870	$3,649,816

(1) Audit fees consist of fees for the audit of our annual consolidated financial statements (including an assessment of our internal control over financial reporting), the review of interim consolidated financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. For 2021, these fees included audit work related to our acquisition of Century and to the Company's planned adoption of the current expected credit losses methodology, also known as CECL, on January 1, 2022. For 2021 and 2020, these fees also included expanded audit procedures or consultations with our management as to the accounting or disclosure treatment of transactions or events under the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, Financial Accounting Standards Board or other regulatory or standard-setting bodies.
(2) Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or the review of our financial statements and are not reported under “Audit Fees.” Audit-related services provided by EY in 2021 represented fees in connection with attestation services. Audit-related services provided by EY in 2020 represented fees in connection with our initial public offering and other attestation services.
(3) Tax fees in 2021 and 2020 consist of fees for tax preparation and tax compliance and advisory services in connection with servicing the Company's clients in its Eastern Wealth Management division.
(4) There were no other fees in 2021 or 2020.

Pre-Approval Policy and Procedures

In accordance with its charter, the Audit Committee of our Board of Directors pre-approves any engagement for audit services, audit-related, and non-audit services (including tax services) to be provided by our independent external auditor before the independent external auditor is engaged to render such services.

The Audit Committee may, and from time to time does, delegate its authority to pre-approve services to the Chair of such committee, provided that any such approvals are presented to the full committee at the next Audit Committee meeting.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the “Audit Committee”) is comprised of the six directors named below. Each member of the Audit Committee is an independent director (as independence is defined in the listing standards of the Nasdaq Global Select Market and Rule 10A-3 under the Exchange Act with respect to membership on audit committees).

The Audit Committee has adopted a written charter, which has been approved by the Board of Directors. The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management, which has primary responsibility for the preparation, presentation and integrity of the consolidated financial statements, and with the Company’s independent registered public accounting firm. The Company’s independent registered public accounting firm is responsible for auditing our Company’s financial statements and expressing opinions on the conformity of the Company’s audited consolidated financial statements with generally accepted accounting principles and on the Company’s internal controls over financial reporting. The Audit Committee is responsible for providing independent, objective oversight of these functions.

In the performance of the Audit Committee's oversight function, we have reviewed and discussed the audited financial statements of our company for the fiscal year ended December 31, 2021, with management and our independent registered public accounting firm, Ernst & Young LLP (“EY”). We also discussed with EY the reasonableness of significant judgments and the clarity of disclosures in the financial statements, the quality, not just the acceptability, of our Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed pursuant to the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. EY has also provided the Audit Committee with their communications required by PCAOB rules and the Audit Committee has discussed with EY the firm’s independence. We have also considered whether the provision by EY of tax services in 2021 and 2020, is compatible with maintaining their independence.

Based on our review of the materials and discussions with management and the independent registered public accounting firm described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements for 2021 and 2020 be included in our Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC, and the Audit Committee appointed EY as the Company's independent registered public accounting firm for 2022.

By the Audit Committee of the Board of Directors,

Richard C. Bane (chair)
Luis A. Borgen
Paul M. Connolly
Peter K. Markell
Greg A. Shell
Paul D. Spiess

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has appointed Ernst & Young as our Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022. EY has served our Company’s independent registered public accounting firm since 2002. Although we are not required to seek shareholder ratification of this appointment, our Board of Directors decided to provide our shareholders with the opportunity to do so. If this proposal is not approved by our shareholders at the Annual Meeting, our Audit Committee will reconsider the appointment of EY. Even if the appointment of EY is ratified, our Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year.

Representatives of EY are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Recommendation

Our Board of Directors believes that the ratification of the appointment by the Audit Committee of Ernst & Young as our Company’s independent registered public accounting firm for the 2022 fiscal year is in the best interests of our Company and shareholders and recommends you vote FOR ratification in Proposal 4.

OTHER ACTION

We are not aware at this time of any other matters that will be presented for action at the Annual Meeting. Should any such matters be presented, the proxies grant power to the proxy holders to vote shares represented by the proxies in the discretion of the proxy holders.

SHAREHOLDER PROPOSALS

Shareholder proposals intended to be included in the proxy statement and form of proxy relating to our 2023 annual meeting of shareholders and to be presented at that meeting must be received by us for inclusion in the proxy statement and form of proxy no later than December 5, 2022. In addition, our Bylaws contain an advance notice provision that requires shareholders who desire to bring proposals before an annual meeting (which proposals are not to be included in our proxy statement and are submitted outside the processes of Rule 14a-8 of the Exchange Act) to comply with the advance notice provision. The advance notice provision requires that shareholders give timely written notice of their proposal to our Corporate Secretary. To be timely, notices must be delivered to our Corporate Secretary at our principal executive office not less than 90 nor more than 120 days before the first anniversary of the prior year’s annual meeting of shareholders. Accordingly, a shareholder who intends to present a proposal at the 2023 annual meeting of shareholders must provide written notice of the proposal to our Corporate Secretary after January 16, 2023 and before February 15, 2023. Proposals received at any other time will not be voted on at the meeting. Shareholders who wish to nominate director candidates for the shareholders to consider must include in the notice the additional information specified in our Bylaws including, among other things, the candidate’s name, biographical data and qualifications. If a shareholder makes a timely notification, the proxies that we solicit for the meeting may still exercise discretionary voting authority on the proposal, consistent with the proxy rules of the SEC.

SOLICITATION STATEMENT

The Board of Directors of Eastern Bankshares, Inc. is soliciting proxies and the Company pays for distributing and soliciting proxies. Copies of proxy materials will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners, and we will reimburse such record holders for their reasonable fees and expenses in forwarding proxy materials to shareholders.

Shareholders who elect to vote through the Internet or by telephone may incur costs such as telecommunication and Internet access charges for which the shareholder is solely responsible. The telephone and Internet voting facilities for shareholders of record will close when the polls close at the Annual Meeting.

Boston, Massachusetts
April 4, 2022

FORWARD-LOOKING STATEMENTS

When we use the terms “we”, “us”,“our,” and the “Company,” we mean Eastern Bankshares, Inc., a Massachusetts corporation, and its consolidated subsidiaries, taken as a whole, unless the context otherwise indicates.

Certain statements contained in this Proxy Statement that are not historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements, which are based on certain current assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions.

Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. Our actual results could differ materially from those projected in the forward-looking statements as a result of, among others, factors:

•the negative impacts and disruptions of the COVID-19 pandemic and measures taken to contain its spread on our employees, customers, business operations, credit quality, financial position, liquidity and results of operations;
•the length and extent of the economic contraction as a result of the COVID-19 pandemic; continued deterioration in employment levels and other general business and economic conditions on a national basis and in the local markets in which we operate;
•changes in customer behavior;
•the possibility that future credit losses, loan defaults and charge-off rates are higher than expected due to changes in economic assumptions or adverse economic developments;
•turbulence in the capital and debt markets;
•changes in the rate of inflation of prices and goods and services in our market and nationally, and changes in expectations regarding future interest rates;
•changes in interest rates;
•decreases in the value of securities and other assets;
•decreases in deposit levels necessitating increased borrowing to fund loans and investments; competitive pressures from other financial institutions;
•operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters and future pandemics;
•changes in regulation;
•reputational risks relating to our participation in the Paycheck Protection Program and other pandemic-related legislative and regulatory initiatives and programs;
•changes in accounting standards and practices;
•the risk that goodwill and intangibles recorded in our financial statements will become impaired;
•risks related to the implementation of acquisitions, dispositions, and restructurings, including the risk that acquisitions may not produce results at levels or within time frames originally anticipated;
•the risk that we may not be successful in the implementation of our business strategy;
•changes in assumptions used in making such forward-looking statements;
•and other risks and uncertainties detailed in Part I, Item 1A "Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as may be updated by Part II, Item 1A "Risk Factors” in our Quarterly Reports on Form 10-Q, as may be filed with the SEC from time to time.

Forward-looking statements speak only as of the date on which they are made. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

ANNEX A
Non-GAAP Financial Measures

	For the Year Ended December 31,
	2021	2020
	(In thousands)
Net income (GAAP)	$154,665	$22,738
Non-GAAP adjustments:
Noninterest income components:
Income from investments held in rabbi trusts	(10,217)	(10,337)
Gains on sales of securities available for sale, net	(1,166)	(288)
(Gains) losses on sales of other assets	(571)	20
Noninterest expense components:
Rabbi trust employee benefit expenses	5,515	4,789
(Reversal of) impairment charge on tax credit investments	(170)	10,779
Indirect IPO costs (1)	—	1,199
Gain on sale of other real estate owned	(87)	(606)
Merger and acquisition expenses	35,460	90
Settlement and expenses for putative consumer class action matters	3,325	—
Stock donation to the Foundation	—	91,287
Total impact of non-GAAP adjustments	32,089	96,933
Less net tax benefit associated with non-GAAP adjustment (2)	20,869	17,537
Non-GAAP adjustments, net of tax	$11,220	$79,396
Operating net income (non-GAAP)	$165,885	$102,134

(1)Reflects costs associated with our IPO that are indirectly related to the offering and therefore were not recorded as a reduction of capital.
(2)The net tax benefit (expense) associated with these items is determined by assessing whether each item is included or excluded from net taxable income and applying our combined statutory tax rate only to those items included in net taxable income. The 2020 net tax benefit amount reflects the impact of the $12.0 million valuation allowance associated with the stock donation to the Eastern Bank Foundation. The 2021 net tax benefit amount reflects the impact of the reversal of $11.3 million of the $12.0 million valuation allowance associated with the stock donation to the Eastern Bank Foundation.

Operating net income, which we also refer to as net operating earnings, is a non-GAAP financial measure. Non-GAAP financial measures are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, this non-GAAP financial measure has limitations associated with its use as compared to the most directly comparable GAAP measure, in that it may be different from, and therefore not comparable to, similar measures used by other companies and to the performance of our competitors. Such measure is also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

We believe that this non-GAAP financial measure, when taken together with the corresponding GAAP financial measure, provides meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measure helps investors to gain an understanding of our underlying operations and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. Such measure is also used by us in our financial and operating decision-making and for compensation purposes.
Annex A

Appendix A

Proposed Amendment to the
Articles of Organization of Eastern Bankshares, Inc.

Subject to approval by the requisite vote of shareholders of the Company, Sections 6.4.3 and 6.4.4 of Article VI of the Articles of Organization of Eastern Bankshares, Inc. would be amended to read in their entirety as follows, with additions indicated by underlining and deletions indicated by strikeouts:

6.4.3 CLASSIFICATION OF DIRECTORS (THROUGH 2027 ANNUAL MEETING).

(a)    The number of Directors ~~and their respective classifications~~ shall be fixed from time to time by the Board of Directors; provided, however, that if at the time of such action there is an Interested Shareholder, such action shall in addition require the affirmative vote of a majority of the Independent Directors then in office.

(b)     ~~The~~ Through but not including the 2027 annual meeting of shareholders, the Directors, other than those who may be elected by the holders of any other class or series of shares of the Corporation with a separate right to elect Directors, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible~~, with one class to be elected annually~~. At ~~each~~ the annual meetings of shareholders held in 2023 and 2024, the successors of the class of Directors whose term expires at that meeting shall be elected at such meeting to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. At the 2025 annual meeting of shareholders, ~~provided, however, that during~~ the ~~time necessary to accomplish~~ successors of the ~~classification of directors, one~~ class of Directors ~~may~~ whose term expires at that meeting shall be elected at such meeting to hold office for a term ~~of one~~ expiring at the annual meeting of shareholders held in the second year ~~and one~~ following the year of their election. At the 2026 annual meeting of shareholders, the successors of the class of Directors ~~may~~ whose term expires at that meeting shall be elected at such meeting to hold office for a term ~~of two (2) years~~expiring at the next annual meeting of shareholders. Members of each class shall hold office until the annual meeting occurring at the end of their respective terms, or until such Director sooner dies, resigns, is removed or becomes disqualified.

(c)    Beginning with the 2027 annual meeting of shareholders, each Director, other than those who may be elected by the holders of any other class or series of shares of the Corporation with a separate right to elect Directors, shall be elected for a term expiring at the next annual meeting of shareholders, and each Director shall hold office until the next annual meeting of shareholders, or until such Director sooner dies, resigns, is removed or becomes disqualified.

(d)    Despite the expiration of a Director’s term, such Director shall continue to serve until his or her successor is duly elected and qualified or until the number of Directors has been reduced. Subject to the rights of the holders of any series of preferred stock then outstanding and except as otherwise required by applicable law, any and all vacancies in the Board of Directors, however occurring including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Independent Directors then in office, even though less than a quorum. A vacancy that will occur at a specific later date may be filled before the vacancy occurs, but the new Director may not take office until the vacancy occurs. Directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of office of the ~~class to which~~ Director they have been chosen to replace expires. A decrease in the number of Directors shall not shorten any incumbent Director’s term.

(e)     If the number of Directors is changed prior to the 2026 annual meeting of shareholders, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equally as possible, and any additional Director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. If the number of Directors is increased at or following the 2026 annual meeting of shareholders, any additional Director elected to fill a vacancy resulting from such increase shall hold office for a term expiring at the next annual meeting of shareholders.

Appendix - 1

Eastern Bankshares, Inc.

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

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CONTROL NUMBER

Eastern Bankshares, Inc.

2022 Annual Meeting of Shareholders

For shareholders of record as of March 11, 2022

TIME: Monday, May 16, 2022 12:00 p.m., Eastern Time
PLACE: Online via the Internet at www.proxydocs.com/EBC
and at 265 Franklin Street, Boston, Massachusetts 02110

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints James B. Fitzgerald and Kathleen C. Henry (the "Named Proxies"), and each or either of them, as the true and lawful proxies of the undersigned, with full power of substitution and revocation, each with the power to appoint his or her substitute, authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Eastern Bankshares, Inc. ("Company") held of record by the undersigned at the close of business on March 11, 2022, at the 2022 Annual Meeting of Shareholders of the Company to be held on May 16, 2022, or at any adjournment thereof, and acknowledges receipt of the proxy materials for such meeting and revokes all previous proxies.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED ON THE REVERSE HEREOF. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FOUR NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE NAMED PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this proxy card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Eastern Bankshares, Inc.

2022 Annual Meeting of Shareholders

Proxy Card

Please make your marks like this: X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

"FOR" EACH NOMINEE NAMED IN PROPOSAL 1 AND **"FOR"** PROPOSALS 2, 3 AND 4

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	to elect four directors for a three-year term expiring in 2025:	FOR	AGAINST	ABSTAIN	
	1.01 Richard E. Holbrook	☐	☐	☐	FOR
	1.02 Deborah C. Jackson	☐	☐	☐	FOR
	1.03 Peter K. Markell	☐	☐	☐	FOR
	1.04 Greg A. Shell	☐	☐	☐	FOR
2.	to approve an amendment to the Company's Amended and Restated Articles of Organization that would declassify the Board of Directors over a five-year period, such that it would be fully declassified, with all directors standing for annual election, at the Company's 2027 Annual Meeting of Shareholders	☐	☐	☐	FOR
3.	to approve, in an advisory vote, the compensation paid to the Company's named executive officers	☐	☐	☐	FOR
4.	to ratify the appointment of Ernst & Young LLP by the Audit Committee of the Board of Directors as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022	☐	☐	☐	FOR

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